A SUPPLEMENT TO THIS PROSPECTUS IS AFFIXED AT THE END OF THE PROSPECTUS. THE SUPPLEMENT UPDATES THE FINANCIAL INFORMATION AND CERTAIN OTHER INFORMATION CONTAINED IN THE PROSPECTUS, AND SHOULD BE READ TOGETHER WITH THE PROSPECTUS AS ONE DOCUMENT.

                         WORLD MONITOR TRUST II
                     Series D, Series E and Series F
                          Prospectus Supplement

PROSPECTUS SUPPLEMENT TO THE PROSPECTUS DATED APRIL 3, 2001.

    This Supplement contains certain information which modifies and/or updates information set forth in the prospectus, including:

PART ONE: CFTC DISCLOSURE DOCUMENT
* Introduction.  See page 1.
* Revised Projected Twelve-Month Break-Even Analysis.  See page 1.
* Performance of Each Series.  See page 4.
* Past Performance of Series D.  See page 5.
* Past Performance of Series E.  See page 7.
* Past Performance of Series F.  See page 9.
* Series D.  See page 11.
* Series E.  See page 22.
* Series F.  See page 28.
* Description of the Trust, Trustee,
  Managing Owner and Affiliates.  See page 37.

PART TWO: CFTC STATEMENT OF ADDITIONAL INFORMATION
* How Managed Futures Fit Into a Portfolio.  See page 44.

      THE PROSPECTUS AND THIS SUPPLEMENT SHOULD BE DELIVERED AND
                     READ AS ONE DOCUMENT.

           The date of this Supplement is December 19, 2001

                                 INTRODUCTION

Unless noted herein, the disclosure in the prospectus remains materially accurate. Unless otherwise defined, all capitalized terms have the same meaning in this Supplement as they do in the prospectus. Unless otherwise stated herein, page numbers referred to herein refer to pages of this Supplement.

                     ______________________________________


               REVISED PROJECTED TWELVE-MONTH BREAK-EVEN ANALYSIS

The Projected Twelve-Month Break-Even Analysis on pages 15 to 16 of the prospectus (including the introduction thereto and the accompanying footnotes) is replaced in its entirety with the revised Projected
Twelve-Month Break-Even Analysis on the following two pages.

               Projected Twelve-Month Break-Even Analysis

The following is the projected twelve-month break-even analysis for each series at its net asset value as of November 30, 2001. The projection takes into account all fees and expenses other than advisory incentive fees and extraordinary expenses which are impossible to predict. This analysis is expressed both as a dollar amount and as a percentage of a $5,000 initial investment:

                                              SERIES D                            SERIES E                    SERIES F
     Description of                     Dollar       Percentage            Dollar       Percentage      Dollar        Percentage
         Charges                      Break-Even     Break-Even          Break-Even     Break-Even      Break-Even    Break-Even
Brokerage Fees                         $ 300.00         6.00%             $ 300.00        6.00%         $ 300.00        6.00%
Trading Transaction Costs (1)          $  56.50         1.13%             $  40.50        0.81%         $  25.00        0.50%
Advisory Management Fees               $  62.50         1.25%             $ 100.00        2.00%         $ 100.00        2.00%
Advisory Incentive Fees (2)               -              -                    -            -                -            -
Routine Operating Expenses (3)         $  75.00         1.50%             $  55.50        1.11%         $  48.00        0.96%
Total                                  $ 494.00         9.88%             $ 496.00        9.92%         $ 473.00        9.46%
Less Estimated Interest Income (4)     $(105.00)       (2.10)%            $(105.00)      (2.10)%        $(105.00)      (2.10)%
Estimated 12-Month Break-Even
Level Without Redemption
Charges (5)(7)(8)                      $ 389.00         7.78%(9)          $ 391.00        7.82%(10)     $ 368.00        7.36%(11)
Redemption Charges (5)(6)              $ 150.00         3.00%             $ 150.00        3.00%         $ 150.00        3.00%
Estimated 12-Month Break-Even Level
After Redemption Charges (6)(7)(8)     $ 539.00        10.78%(9)          $ 541.00       10.82%(10)     $ 518.00       10.36%(11)

1 Trading transaction costs consist of execution charges, floor brokerage expenses and give-up charges, as well as the National Futures Association fees, the exchange fees and the clearing fees which are incurred in connection with each series' futures trading activities.
2 Advisory incentive fees are paid only on new high net trading profits. New high net trading profits are determined after deducting brokerage fees, trading transaction costs, advisory management fees, and routine operating expenses for which a series is responsible and extraordinary expenses related to that series' trading advisor, and do not include interest income. Each series could pay advisory incentive fees in years in which the series breaks even, or even loses money, due to the quarterly, rather than annual, nature of such fees.
3 Routine operating expenses are currently approximately $125,000 to $150,000 per series each year. However, during each year, no series will pay more than the amount that equals the lesser of the actual expenses or 1.50%
  (with a maximum of 0.5% attributable to non-legal and audit expenses for Series E and Series F, and a maximum of 1.25% attributable to non-legal and audit expenses for Series D) of that series net asset value for that year. (For example, if a series' net asset value remained constant at $5 million during a year no series will pay more than $75,000 for that period, even if the actual expenses are higher.) For each series, if the actual expenses exceed 1.50% of a series' net asset value (or the other stated limits) for the year, Prudential Securities will pay the additional amount. As the number of investors in each series increases, the aggregate amount of these expenses are expected to increase, but as a percentage of the series' net asset value these expenses are expected to decrease as asset levels increase.
4 Funds currently are maintained in cash. On the last day of each month, each series receives interest income on 100% of its average daily equity maintained in cash in the series' account with Prudential Securities during that month at a 13-week (91-day) Treasury bill discount rate. This rate is determined weekly by Prudential Securities and is the rate awarded to all bidders during that week based on the results of that week's auction of 13-week (91-day) Treasury bills. The weekly interest rate may be found on the Internet at www.publicdebt.treas.gov. While it is anticipated that funds will continue to be maintained in cash, in the event that funds are maintained in Treasury bills instead of cash, the series will receive the interest income paid on such Treasury bills.

  If you purchase or redeem interests of a series on a day other than the last day of a month, the interest income will be pro rated through the date of purchase or redemption for purposes of determining net asset value.

               (Notes are continued on the next page)

 5 A redemption fee of 4% will be assessed on an interest redeemed on or before the end of the sixth full month after the effective date of its purchase. A redemption fee of 3% will be assessed on an interest redeemed after the end of the sixth full month but on or before the end of the 12th full month after its purchase. Redemption fees will not be charged if you effect an exchange of interests or if you invest your redemption proceeds concurrently in another fund sponsored by the managing owner, and they may be waived if your aggregate interests in all series, when added to your aggregate interests in the various series of World Monitor Trust, another public futures fund sponsored by the managing owner, total at least $5 million.
 6 Because this break-even analysis is a twelve-month computation, only the 3% redemption fee, which is imposed at the end of the twelve-month period, is used.
 7 If this break-even analysis was separately computed for a $2,000 initial
   IRA account investment, the break-even percentages would be equally applicable to that investment.
 8 Extraordinary expenses, which are impossible to predict, are not included as part of this break-even analysis.
 9 If Series D were operating at $50 million net asset value, the estimated
   12-month break-even percentage would be 6.74% without redemption charges and 9.74% with the 3% redemption charge.
10 If Series E were operating at $50 million net asset value, the estimated
   12-month break-even percentage would be 7.17% without redemption charges and 10.17% with the 3% redemption charge.
11 If Series F were operating at $50 million net asset value, the estimated
   12-month break-even percentage would be 6.86% without redemption charges and 9.86% with the 3% redemption charge.

                          PERFORMANCE OF EACH SERIES

    Set forth hereafter in summary form is the actual performance of each of Series D, Series E and Series F from the start of trading of each series through November 30, 2001, along with a discussion and analysis by the managing owner of each series' performance.

    The information in the capsules has not been audited. However, the managing owner represents and warrants that the capsules are accurate in all material respects. It should not be assumed that each series will experience results in the future that are comparable to the results experienced to date.

                      Past Performance Of Series D

       Capsule Performance of World Monitor Trust II - Series D
             Commodity Trading Advisor: Bridgewater Associates

                               Rates of Return
                        (Computed on a Daily Basis)
Month                             2001                    2000
January                          (2.78)%
February                         (3.54)%
March                            (5.72)%                  (2.07)%
April                             3.66%                   (1.59)%
May                              (8.48)%                   9.10%
June                              4.07%                   (2.07)%
July                              1.45%                   (1.80)%
August                            4.22%                   (8.01)%
September                        (2.80)%                  (6.36)%
October                           8.39%                   (7.84)%
November                         (0.89)                    3.81%
December                                                   5.00%
Annual                           (3.61)%                 (12.51)%

Name of Pool:              World Monitor Trust II - Series D

Type of Pool:              Publicly-Offered

Start Date:                March 13, 2000

Aggregate subscriptions:   $8,809,144 (as of November 30, 2001)
Current net asset value
per interest:              $84.33(as of  November 30, 2001)

                           "Draw-down" means losses experienced by
                           World Monitor Trust II - Series D over a specified period.

Largest monthly draw-down: (8.48)% May 2001
                           "Largest monthly draw-down" means the greatest percentage decline in Net Asset Value due to losses sustained by World Monitor Trust II - Series D from the beginning to the end of a calendar month.

Largest peak-to-valley
  draw-down:               (30.20)% June 2000 to May 2001
                           "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end
                           Net Asset Value of World Monitor Trust II -
                           Series D due to losses sustained during a period in which the initial month-end Net Asset Value of World Monitor Trust II - Series D is not equaled or exceeded by a subsequent month-end Net Asset
                           Value of World Monitor Trust II - Series D.

                           "Rate of Return" is calculated daily by dividing net performance by beginning equity. The daily returns are then compounded to arrive at the rate of return for the month, which is in turn compounded to arrive at the rate of return for the year to date.

      Past Performance Is Not Necessarily Indicative Of Future Results

    As of November 30, 2001 gross sales of, and exchanges into, Series D limited interests since Series D interests were first offered were $8,809,144, and $41,190,856 worth of limited interests remain available for sale pursuant to the prospectus. The managing owner has contributed $113,003 for its interests. Redemptions of Series D limited interests from March 13, 2000 (commencement of operations) through November 30, 2001 were $3,501,017. As of November 30, 2001, Series D reported a net asset value of $84.33, a decrease of 15.67% from the initial net asset value of $100.00. The Zurich Fund/Pool Qualified Universe Index return for the March 2000 through November 30, 2001 period was 12.46%. The Zurich Fund/Pool Qualified Universe Index is the dollar weighted, total return of all commodity pools tracked by Managed Account Reports, LLC ("MAR").

    Management's Discussion And Analysis Of Financial Condition And Results Of Operations - Series D

    Please turn to page 29 of the prospectus for Management's Discussion And Analysis Of Financial Condition And Results Of Operations for Series D for the period from March 13, 2000, the commencement of operations, through December 31, 2000.

    Series D filed quarterly reports on Form 10-Q with the Securities and Exchange Commission (the "SEC") for the quarterly periods ended March 30, 2001, June 29, 2001, and September 28, 2001 on May 11, 2001, August 10, 2001, and
November 9, 2001 respectively.  Each of these quarterly reports contained a "Management's Discussion And Analysis Of Financial Condition And Results
Of Operations" section for the applicable period. Each quarterly report can be viewed on the SEC's internet website, located on the internet at www.sec.gov, by following the instructions to retrieve documents from the
EDGAR Archives section of the EDGAR database. Enter the number 0001090697 as the search keywords in the searchable index, and then click on the desired quarterly report. If you do not have access to the internet, or prefer not to retrieve a specific filing off of the internet, a copy of each quarterly report can be requested from the SEC by calling the SEC's Public Reference Office at 202-942-8090.
                                    6

                       Past Performance Of Series E

          Capsule Performance of World Monitor Trust II - Series E
                 Commodity Trading Advisor: Graham Capital

                               Rates of Return
                         (Computed on a Daily Basis)

Month                         2001                   2000
January                      (2.12)%
February                      2.51%
March                        10.56%
April                       (12.05)%                 (0.80)%
May                           1.17%                  (4.54)%
June                         (0.35)%                 (5.59)%
July                         (2.03)%                 (0.63)%
August                        6.76%                   4.94%
September                    11.30%                  (0.77)%
October                       8.45%                   2.39%
November                    (13.65)                  12.57%
December                                             12.87%
Annual                        7.24%                  20.36%

Name of Pool:              World Monitor Trust II - Series E

Type of Pool:              Publicly-Offered

Start Date:                April 5, 2000

Aggregate subscriptions:   $9,625,927 (as of November 30, 2001)
Current net asset value
  per interest:            $129.07 (as of November 30, 2001)

                           "Draw-down" means losses experienced by
                           World Monitor Trust II - Series E over a specified period.

Largest monthly draw-down: (13.65)% November 2001
                           "Largest monthly draw-down" means the greatest percentage decline in Net Asset Value due to losses sustained by World Monitor Trust II - Series E from the beginning to the end of a calendar month.

Largest peak-to-valley
  draw-down:               (13.65)% November 2001
                           "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end
                           Net Asset Value of World Monitor Trust II -
                           Series E due to losses sustained during a period in which the initial month-end Net Asset Value of World Monitor Trust II - Series E is not equaled or exceeded by a subsequent month-end Net Asset
                           Value of World Monitor Trust II - Series E.

                           "Rate of Return" is calculated daily by dividing net performance by beginning equity. The daily returns are then compounded to arrive at the rate of return for the month, which is in turn compounded to arrive at the rate of return for the year to date.

     Past Performance Is Not Necessarily Indicative Of Future Results

    As of November 30, 2001 gross sales of, and exchanges into, Series E limited interests since Series E interests were first offered were $9,625,927, and $40,374,073 worth of limited interests remain available for sale pursuant to the prospectus. The managing owner has contributed $101,817 for its interests. Redemptions of Series E limited interests from April 5, 2000 (commencement of operations) through November 30, 2001 were $3,301,360. As of November 30, 2001, Series E reported a net asset value of $129.07, an increase of 29.07% from the initial net asset value of $100.00. The Zurich Fund/Pool Qualified Universe Index return for the April 2000 through November 30, 2001 period was 13.61%. The Zurich Fund/Pool Qualified Universe Index is the dollar weighted, total return of all commodity pools tracked by MAR.

    Management's Discussion And Analysis Of Financial Condition And Results Of Operations - Series E

    Please turn to page 33 of the prospectus for Management's Discussion And Analysis Of Financial Condition And Results Of Operations for Series E for the period from April 6, 2000, the commencement of operations, through December 31, 2000.

    Series E filed quarterly reports on Form 10-Q with the Securities and Exchange Commission (the "SEC") for the quarterly periods ended March 30, 2001, June 29, 2001, and September 28, 2001 on May 11, 2001, August 10, 2001, and
November 9, 2001 respectively. Each of these quarterly reports contained a "Management's Discussion And Analysis Of Financial Condition And Results
Of Operations" section for the applicable period.  Each quarterly report can be viewed on the SEC's internet website, located on the internet at www.sec.gov, by following the instructions to retrieve documents from the
EDGAR Archives section of the EDGAR database. Enter the number 0001090701 as the search keywords in the searchable index, and then click on the desired quarterly report. If you do not have access to the internet, or prefer not to retrieve a specific filing off of the internet, a copy of each quarterly report can be requested from the SEC by calling the SEC's Public Reference Office at 202-942-8090.
                                    8

                         Past Performance Of Series F

           Capsule Performance of World Monitor Trust II - Series F
                  Commodity Trading Advisor: Campbell & Company

                                 Rates of Return
                          (Computed on a Daily Basis)

    Month                        2001                 2000
January                         (1.87)%
February                         0.93%
March                            6.26%                (0.80)%
April                           (8.77)%               (2.13)%
May                              0.69%                 1.86%
June                            (2.39)%                0.87%
July                             1.24%                (3.01)%
August                           1.27%                 2.80%
September                        6.82%                (3.35)%
October                          4.48%                 2.67%
November                       (10.36)                 7.04%
December                                               1.17%
Annual                          (3.21)%                6.90%


Name of Pool:              World Monitor Trust II - Series F

Type of Pool:              Publicly-Offered

Start Date:                March 1, 2000

Aggregate subscriptions:   $13,591,083 (as of November 30, 2001)
Current net asset value
  per interest:            $103.47 (as of November 30, 2001)

                           "Draw-down" means losses experienced by
                           World Monitor Trust II - Series F over a specified period.

Largest monthly draw-down: (10.36)% November 2001
                           "Largest monthly draw-down" means the greatest percentage decline in Net Asset Value due to losses sustained by World Monitor Trust II - Series F from the beginning to the end of a calendar month.

Largest peak-to-valley
  draw-down:               (10.36)% November 2001
                           "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end Net Asset Value of World Monitor
                           Trust II - Series F due to losses sustained during a period in which the initial month-end
                           Net Asset Value of World Monitor Trust II -
                           Series F is not equaled or exceeded by a subsequent month-end Net Asset Value of World
                           Monitor Trust II - Series F.

                           "Rate of Return" is calculated daily by dividing net performance by beginning equity. The daily returns are then compounded to arrive at the rate of return for the month, which is in turn compounded to arrive at the rate of return for the year to date.

      Past Performance Is Not Necessarily Indicative Of Future Results

    As of November 30, 2001 gross sales of, and exchanges into, Series F limited interests since Series F interests were first offered were $13,591,083, and $36,408,917 worth of limited interests remain available for sale pursuant to the prospectus. The managing owner has contributed $123,072 for its interests. Redemptions of Series F limited interests from March 1, 2000 (commencement of operations) through November 30, 2001 were $2,752,407. As of November 30, 2001, Series F reported a net asset value of $103.47, an increase of 3.47% from the initial net asset value of $100.00. As previously discussed on page 6, the Zurich Fund/Pool Qualified Universe Index return, as tracked by MAR, for the March 2000 through November 30, 2001 period was 12.46%.

    Management's Discussion And Analysis Of Financial Condition And Results Of Operations - Series F

    Please turn to page 37 of the prospectus for Management's Discussion And Analysis Of Financial Condition And Results Of Operations for Series F for the period from March 1, 2000, the commencement of operations, through December 31, 2000.

    Series F filed quarterly reports on Form 10-Q with the Securities and Exchange Commission (the "SEC") for the quarterly periods ended March 30, 2001, June 29, 2001, and September 28, 2001 on May 11, 2001, August 10, 2001, and
November 9, 2001 respectively. Each of these quarterly reports contained a "Management's Discussion And Analysis Of Financial Condition And Results Of Operations" section for the applicable period. Each quarterly report can be viewed on the SEC's internet website, located on the internet at www.sec.gov, by following the instructions to retrieve documents from the EDGAR Archives section of the EDGAR database. Enter the number 0001090702 as the search keywords in the searchable index, and then click on the desired quarterly report. If you do not have access to the internet, or prefer not to retrieve a specific filing off of the internet, a copy of each quarterly report can be requested from the SEC by calling the SEC's
Public Reference Office at 202-942-8090.

                                SERIES D

    Bridgewater Associates is allocated 100% of the Series D assets.

Bridgewater Associates' Trading Strategy

    The following updates and replaces the information found under this heading on pages 41 to 42 of the Prospectus.

    Allocation Among Markets Traded By Bridgewater Associates

    Set forth below is a bar graph showing the market sectors that are traded by Bridgewater Associates as of September 30, 2001. As of September 30, 2001, investor funds are exposed to these sectors in approximately the percentage allocations stated; however, these percentage allocations are subject to change at Bridgewater Associates' discretion. Actual allocations change as market conditions and trading opportunities change, and it is likely that the targeted risk allocations may vary for Series D during future periods, although the focus will remain on the currency and financial instruments markets.

Market Sector                         Percentage
Interest Rates                            50%
Stock Indices                              8
Metals                                     2
Currencies                                40
Total                                    100%

                     (GRAPH)

Bridgewater Associate's Past Performance For All Of Its Clients

    Capsule summaries D(1) and D(2) contain actual performance information for the periods indicated, and replace in their entirety the capsule summaries on pages 43 to 48 of the Prospectus.

Aggressive Pure Alpha Futures Only System
    The following is a capsule summary of the past performance for the Aggressive Pure Alpha Futures Only System as of September 30, 2001, the trading strategy which is used to trade Series D.

Name of commodity trading
  advisor:                  Bridgewater Associates

Program:                    Aggressive Pure Alpha Futures Only System

Start Date:                   June 1, 1985 (All trading by Bridgewater
                                Associates)
                              August 26, 1998 (Aggressive Pure Alpha Futures
                                Only System)

No. Accounts:                 3

Aggregate $$ In All Programs: $ 13,200,000,000 (All Programs excluding Notional)
                              $ 14,500,000,000 (All Programs including Notional)

$$ In This Program:           $ 17,000,000 (Aggressive Pure Alpha Futures
                                 Only System excluding Notional)
                              $ 17,000,000 (Aggressive Pure Alpha Futures
                                 Only System including Notional)

Largest monthly draw-down:    (8.60)% August 2000
                              "Largest monthly draw-down" means the greatest decline in month-end net asset value due to losses sustained by the program on a composite basis for any particular month or an individual account for any particular month.

Largest peak-to-valley
  draw-down:                  (32.97)% August 1999 to May 2001
                              "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the program on a composite basis or an individual account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Closed accounts:              Profitable              =        0
                              Unprofitable            =         0

              CAPSULE D(1) - AGGRESSIVE PURE ALPHA FUTURES ONLY SYSTEM
                      MONTHLY/ANNUAL RATES OF RETURN*

Month                 2001           2000           1999         1998
Jan                  (2.47)%        (1.30)%         0.69%
Feb                  (3.43)          4.30           3.79
Mar                  (5.47)         (4.71)         (1.91)
Apr                   3.98          (1.44)         (0.66)
May                  (7.44)         10.06           2.13
Jun                   4.42          (1.87)          0.57
July                  2.26          (1.78)          0.75
Aug                   4.32          (8.27)         (1.50)       (0.56)%
Sept                 (2.40)         (6.00)         (1.38)        2.78
Oct                                 (7.95)         (2.16)       10.18
Nov                                  3.88          (3.03)        2.19
Dec                                  5.17          (0.47)        5.83
YTD/Annual           (6.84)%       (11.08)%        (3.35)%      21.77%

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

* All annual rates of return are computed on a compounded monthly basis

                                 CAPSULE D(2)

   PAST PERFORMANCE OF OTHER PROGRAMS OFFERED BY BRIDGEWATER ASSOCIATES AND
           ITS AFFILIATES THAT WILL NOT BE USED TO TRADE SERIES D ASSETS


                                         Date                        Aggregate Dollars
Name of                      Date        CTA                          in All Programs              Dollars in This Program
Commodity                    CTA         Began                         (in thousands)                 (in thousands)
Trading                      Began       Trading     Number of    (Excluding     (Including        (Excluding     (Including
Advisor       Program*       Trading     Program     Accounts      Notional)      Notional)         Notional)      Notional)
                                                                       $             $                  $              $

Bridgewater
Associates   Pure Alpha      6/85       12/91        1            13,200,000     14,500,000        81,000         81,000

Bridgewater  Aggressive
Associates   Pure Alpha-A3   6/85       12/99        1            13,200,000     14,500,000        48,000         92,000

Bridgewater  Aggressive
Associates8  Pure Alpha-B3   6/85       7/97         0            13,200,000     14,500,000          --             --

Bridgewater  Constrained
Associates   Pure Alpha3     6/85       8/00         0            13,200,000     14,500,000          --             --

             Pure Alpha
Bridgewater  Futures
Associates   Only-A3, 6      6/85       1/98         1            13,200,000     14,500,000         1,400          5,000

Bridgewater  Pure Alpha
Associates   Futures Only-B3 6/85       5/99         0            13,200,000     14,500,000          --             --

Bridgewater  Pure Alpha
Associates   Futures Only-C3 6/85       1/99         5            13,200,000     14,500,000        52,000         72,000

             Aggressive Pure
Bridgewater  Alpha Futures
Associates   Only-B3         6/85       9/99         1            13,200,000     14,500,000        47,000         47,000

             Aggressive Pure
Bridgewater  Alpha Futures
Associates   Only-C3         6/85       12/99        0            13,200,000     14,500,000          --             --

             Aggressive Pure
Bridgewater  Alpha Futures
Associates   Only-D3         6/85       6/00         0            13,200,000     14,500,000          --             --

             Aggressive Pure
Bridgewater  Alpha Futures
Associates   Only-E3         6/85       4/01         3            13,200,000     14,500,000         1,300         20,000

             Pure Alpha
Bridgewater  Futures Only-A
Associates   Conservative3   6/85       1/89         1            13,200,000     14,500,000        11,000         51,000

             Pure Alpha
             Futures Only,
             No Emerging
             Market Debt,
Bridgewater  No Benchmark,
Associates8  Constrained3   6/85       1/89          1            13,200,000     14,500,000         2,000          2,000

                                                                                           ANNUAL RATES OF RETURN**
                                        Largest
Name of                       Largest   Peak-to-
Commodity                     Monthly   Valley                                 2001
Trading                       Draw-     Draw-        Closed Accounts         (through
Advisor       Program*        Down(1)   Down(2)  Profitable   Unprofitable    9/30)    2000     1999     1998     1997     1996
                                %         %                                     %       %        %         %       %        %
Bridgewater                  (6.05)     (14.10)      4            0           (0.18)   0.04     5.64     26.74    15.07    24.37
Associates   Pure Alpha      10/00     7/00-10/00

Bridgewater  Aggressive      (7.11)     (19.28)      0            0           (1.49)   (4.47)   0.05      --       --       --
Associates   Pure Alpha-A3   10/00     7/00-5/01                                               (1 mo)

Bridgewater  Aggressive      (15.02)    (29.86)      1            0           (2.42)   (11.64)  2.16     66.67    14.58     --
Associates8  Pure Alpha-B3    8/98     7/00-5/01                                                                 (6 mos)

Bridgewater  Constrained     (4.74)     (7.70)       0            1           (4.69)    2.61     --       --       --       --
Associates   Pure Alpha3     10/00     8/00-10/00                             (4 mos)  (5 mos)

             Pure Alpha
Bridgewater  Futures         (7.96)     (23.09)      3            6           (7.68)   (9.80)  (2.51)    19.71     --       --
Associates   Only-A3, 6      10/00     8/99-3/01

Bridgewater  Pure Alpha      (5.40)     (16.32)      0            2           (4.00)   (6.96)  (1.79)     --       --       --
Associates   Futures Only-B3  8/00     8/99-10/00                             (2 mos)          (8 mos)

Bridgewater  Pure Alpha      (5.53)     (16.46)      2            5           (2.26)   (3.40)   0.84      --       --       --
Associates   Futures Only-C3  8/00     6/00-5/01

             Aggressive Pure
Bridgewater  Alpha Futures   (6.82)     (19.47)      0            0           (1.10)   (3.71)  (1.46)    --        --       --
Associates   Only-B3          8/00     6/00-5/01                                               (4 mos)

             Aggressive Pure
Bridgewater  Alpha Futures   (9.49)     (28.49)      0            3           (10.92)  (14.01)  0.44     --        --       --
Associates   Only-C3          8/00     6/00-3/01                              (4 mos)          (1 mos)

             Aggressive Pure
Bridgewater  Alpha Futures   (8.93)     (24.70)      0            2           (6.84)   (17.36)   --      --        --       --
Associates   Only-D3          8/00     6/00-10/00                             (2 mos)  (7 mos)

             Aggressive Pure
Bridgewater  Alpha Futures   (6.93)     (6.93)       0            0            6.21      --      --      --        --       --
Associates   Only-E3          5/01       5/01                                 (6 mos)

             Pure Alpha
Bridgewater  Futures Only-A  (1.69)     (3.90)       5            0            1.45     4.57     5.15     8.80     5.41     4.21
Associates   Conservative3   10/00    8/00-10/00

             Pure Alpha
             Futures Only,
             No Emerging
             Market Debt,
Bridgewater  No Benchmark,   (4.18)    (10.46)       2            1            4.24     0.84     4.25   19.04    10.99     17.64
Associates8  Constrained3     5/01    6/00-5/01


                                         Date                        Aggregate Dollars
Name of                      Date        CTA                          in All Programs              Dollars in This Program
Commodity                    CTA         Began                         (in thousands)                 (in thousands)
Trading                      Began       Trading     Number of    (Excluding     (Including        (Excluding     (Including
Advisor       Program*       Trading     Program     Accounts      Notional)      Notional)         Notional)      Notional)
                                                                       $             $                  $              $
              Pure Alpha
Bridgewater   Bond and
Associates    Currency Only3  6/85        7/97        0            13,200,000      14,500,000          --             --

              Pure Alpha
              Long Emerging
              Market Debt
Bridgewater   Only, No
Associates    Benchmark3      6/85         2/00        2            13,200,000      14,500,000        263,000        263,000

              Pure Alpha,
              Long Emerging
              Market Debt
              Only, with
              Lehman G-4
Bridgewater   ex-collateral
Associates    Benchmark3     6/85         7/01         1            13,200,000      14,500,000         57,000        57,000

              Pure Alpha,
              Long Emerging
              Market Debt
              Only with a
              Canadian
Bridgewater   Bond
Associates    Benchmark3     6/85        11/99          1            13,200,000      14,500,000         24,000        24,000

              Pure Alpha,
              Long Emerging
              Market Debt
              Only with
              a Passive
Bridgewater   U.S. Bond
Associates    Benchmark3    6/85         2/00          1             13,200,000      14,500,000          5,000         5,000

              Pure Alpha,
              Long Emerging
              Market Debt
              Only with
              Customized
Bridgewater   UK Bond
Associates    Benchmark3    6/85        5/00           1             13,200,000      14,500,000        47,000         47,000

              Pure Alpha,
              Long Emerging
              Market
              Debt Only
              Institutional
              Account with
              Global Bond
              and Equity
Bridgewater   Benchmark,
Associates    Aggressive3   6/85        3/94           1             13,200,000      14,500,000       603,000        603,000

              Pure Alpha,
              Long Emerging
              Market Debt
              Only with No
Bridgewater   Benchmark-A,
Associates    Conservative3 6/85       4/01            1             13,200,000      14,500,000        95,000         95,000

                                                                                           ANNUAL RATES OF RETURN*
                                        Largest
Name of                       Largest   Peak-to-
Commodity                     Monthly   Valley                                 2001
Trading                       Draw-     Draw-        Closed Accounts         (through
Advisor       Program*        Down(1)   Down(2)  Profitable   Unprofitable    9/30)    2000     1999     1998     1997     1996
                                %         %                                     %       %        %         %       %        %
              Pure Alpha
Bridgewater   Bond and        (0.89)     (2.42)     2            0            (1.43)    4.57    3.48     9.04      1.94      --
Associates    Currency Only3  10/00    8/00-10/00                             (4 mos)                             (6 mos)

              Pure Alpha
              Long Emerging
              Market Debt
Bridgewater   Only, No        (5.32)    (13.33)     0            0             0.72    (0.93)    --       --        --       --
Associates    Benchmark3      10/00   7/00-10/00                                      (11 mos)

              Pure Alpha,
              Long Emerging
              Market Debt
              Only, with
              Lehman G-4
Bridgewater   ex-collateral  (1.20)     (1.20)      0            0             6.42      --      --       --       --       --
Associates    Benchmark3      9/01       9/01                                 (3 mos)

              Pure Alpha,
              Long Emerging
              Market Debt
              Only with a
              Canadian
Bridgewater   Bond           (5.77)    (14.25)     0             0            1.00      0.57    (1.19)    --       --      --
Associates    Benchmark3     10/00    7/00-10/00                                                (2 mos)

              Pure Alpha,
              Long Emerging
              Market Debt
              Only with
              a Passive
Bridgewater   U.S. Bond      (7.98)    (14.22)     0             0            5.08     31.28      --      --       --     --
Associates    Benchmark3      9/00    3/01-5/01                                       (11 mos)

              Pure Alpha,
              Long Emerging
              Market Debt
              Only with
              Customized
Bridgewater   UK Bond        (6.31)    (19.91)     0             0           (4.08)    0.91      --      --        --     --
Associates    Benchmark3      8/00    7/00-5/01                                       (8 mos)

              Pure Alpha,
              Long Emerging
              Market
              Debt Only
              Institutional
              Account with
              Global Bond
              and Equity
Bridgewater   Benchmark,     (9.65)    (33.79)     0             0          (16.59)  (18.26)    9.52   54.74      32.43   35.98
Associates    Aggressive3    10/00    7/00-6/01

              Pure Alpha,
              Long Emerging
              Market Debt
              Only with No
Bridgewater   Benchmark-A,   (3.72)   (3.72)       0             0           4.24      --       --     --         --       --
Associates    Conservative3   5/01     5/01                                 (6 mos)


                                         Date                        Aggregate Dollars
Name of                      Date        CTA                          in All Programs              Dollars in This Program
Commodity                    CTA         Began                         (in thousands)                 (in thousands)
Trading                      Began       Trading     Number of    (Excluding     (Including        (Excluding     (Including
Advisor       Program*       Trading     Program     Accounts      Notional)      Notional)         Notional)      Notional)
                                                                       $             $                  $              $
              Pure Alpha,
              Long Emerging
              Market Debt
              Only with No
              Benchmark-B,
Bridgewater   Very
Associates    Conservative3   6/85        4/01        3            13,200,000      14,500,000         522,000       522,000

              Pure Alpha,
              Long Emerging
              Market Debt
              Only with
              Lehman
              Aggregate
Bridgewater   Benchmark,
Associates    Conservative3  6/85        4/01         1           13,200,000       14,500,000         313,000       313,000

              Pure Alpha,
              No Emerging
Bridgewater   Market Debt,
Associates    No Benchmark3  6/85        4/01         1           13,200,000       14,500,000          20,000        20,000

Bridgewater   Global Bond
S.A., Inc.8   and Currency   6/85        7/97         0           13,200,000       14,500,000            --           --

              Global
              Bond and
Bridgewater   Currency-A
Associates    (Unhedged)     6/85        2/90         4           13,200,000       14,500,000         302,000       302,000

              Global
              Bond and
              Currency-B
              No Emerging
Bridgewater   Market Debt
Associates    (Unhedged)    6/85        4/01          1           13,200,000       14,500,000         63,000        63,000


Bridgewater   Global Bond
Associates    and Currency  6/85        3/93          1           13,200,000       14,500,000        110,000       110,000

              Global
              Bond and
Bridgewater   Currency
Associates    (25% Hedged)  6/85        5/00          1           13,200,000       14,500,000        202,000       202,000

              Global
              Bond, No
              Emerging
              Market Debt,
Bridgewater   No FX (Non
Associates    US Hedged)   6/85         4/01          1          13,200,000        14,500,000        205,000      205,000

              Global
              Bond and
              Currency
Bridgewater   (Non-U.S.
Associates    Hedged)      6/85        7/94           1          13,200,000        14,500,000        209,000      209,000

              Global
              Bond and
              Currency,
Bridgewater   No SR (Non-
Associates    U.S. Hedged) 6/85        4/01           1          13,200,000        14,500,000        106,000      106,000

                                                                                           ANNUAL RATES OF RETURN*
                                        Largest
Name of                       Largest   Peak-to-
Commodity                     Monthly   Valley                                 2001
Trading                       Draw-     Draw-        Closed Accounts         (through
Advisor       Program*        Down(1)   Down(2)  Profitable   Unprofitable    9/30)    2000     1999     1998     1997     1996
                                %         %                                     %       %        %         %       %        %
              Pure Alpha,
              Long Emerging
              Market Debt
              Only with No
              Benchmark-B,
Bridgewater   Very            (1.13)    (1.13)     0           0              3.59      --       --       --       --        --
Associates    Conservative3    5/01      5/01                               (6 mos)

              Pure Alpha,
              Long Emerging
              Market Debt
              Only with
              Lehman
              Aggregate
Bridgewater   Benchmark,      (1.41)    (2.60)    0            0             4.33      --        --      --      --         --
Associates    Conservative3    5/01    2/01-5/01                            (8 mos)

              Pure Alpha,
              No Emerging
Bridgewater   Market Debt,    (5.00)    (5.00)    0            0             4.36      --        --      --      --         --
Associates    No Benchmark3    5/01      5/01                               (6 mos)

Bridgewater   Global Bond     (0.76)    (0.76)    1            0              --       --        1.51    18.84   7.11       --
S.A., Inc.8   and Currency     2/99      2/99                                                   (4 mos)         (6 mos)

              Global
              Bond and
Bridgewater   Currency-A      (3.75)    (8.42)   11            4             2.27     2.95      (2.72)   16.98   6.47       8.68
Associates    (Unhedged)       3/01  10/99-10/00

              Global
              Bond and
              Currency-B
              No Emerging
Bridgewater   Market Debt     (1.20)   (1.52)     0            0             2.60      --        --       --      --         --
Associates    (Unhedged)       5/01   4/01-5/01                             (6 mos)

Bridgewater   Global Bond     (2.40)   (3.95)     0            1             2.62      6.33    (0.04)    16.93    13.16     14.79
Associates    and Currency     2/96  8/00-10/00

              Global
              Bond and
Bridgewater   Currency        (2.77)   (6.13)     0            0             2.10      4.58     --        --      --         --
Associates    (25% Hedged)     3/01  7/00-10/00                                       (8 mos)

              Global
              Bond, No
              Emerging
              Market Debt,
Bridgewater   No FX (Non      (1.48)   (1.51)    0             0             2.43       --     --         --      --         --
Associates    US Hedged)       4/01   4/01-5/01                             (6 mos)

              Global
              Bond and
              Currency
Bridgewater   (Non-U.S.       (1.84)   (3.42)    1             0             4.30      7.03    3.08     17.88    14.75      18.12
Associates    Hedged)          2/96  8/00-10/00

              Global
              Bond and
              Currency,
Bridgewater   No SR (Non-     (0.91)   (1.43)    0             0             1.11      --      --        --       --         --
Associates    U.S. Hedged)     9/01  4/01-5/01                              (6 mos)


                                         Date                        Aggregate Dollars
Name of                      Date        CTA                          in All Programs              Dollars in This Program
Commodity                    CTA         Began                         (in thousands)                 (in thousands)
Trading                      Began       Trading     Number of    (Excluding     (Including        (Excluding     (Including
Advisor       Program*       Trading     Program     Accounts      Notional)      Notional)         Notional)      Notional)
                                                                       $             $                  $              $
              Global
              Bond and
              Currency
Bridgewater   (Non-U.S.
Associates    Unhedged)      6/85        8/99          2           13,200,000     14,500,000        246,000         246,000

              Global
              Bond and
              Currency,
              Leveraged
              Constrained,
              No Emerging
              Market Debt
Bridgewater   (Non-U.S.
Associates    Unhedged)     6/85         4/01          1           13,200,000     14,500,000       995,000          995,000

              Global
              Bond and
              Currency
Bridgewater   (Non-U.S.
Associates    50% Hedged)   6/85         4/99          0           13,200,000     14,500,000        --                --

              Global Bond
              and Currency
              (Excluding
              Japanese
Bridgewater   Yen,
Associates    Unhedged)     6/85         8/92          1           13,200,000     14,500,000       133,000          133,000

              Global Bond
              and Currency
              (Excluding
              Yen and
Bridgewater   U.S. Dollar,
Associates    Hedged)      6/85          4/00          1           13,200,000     14,500,000       33,000           33,000

              Global Bond
              and Currency
              (Hedged to
Bridgewater   Australian
Associates    Dollar)      6/85          5/98          0           13,200,000     14,500,000        --               --

              Global Bond
              and Currency
              (50% Hedged
Bridgewater   to Canadian
Associates    Dollar)      6/85          3/97          1           13,200,000     14,500,000       38,000           38,000

              Global
              Bond and
              Currency-K
              (U.S. Lehman
Bridgewater   Aggregate
Associates    Benchmark)   6/85          1/99          1           13,200,000     14,500,000      389,000          389,000

              Global Bond
              and Currency
Bridgewater   (Long Duration
Associates    50% Hedged)  6/85         10/92          0           13,200,000     14,500,000        --              --

Bridgewater   Diversified
Associates    Global Bond  6/85          3/96          2           13,200,000     14,500,000      638,000         638,000

                                                                                           ANNUAL RATES OF RETURN*
                                        Largest
Name of                       Largest   Peak-to-
Commodity                     Monthly   Valley                                 2001
Trading                       Draw-     Draw-        Closed Accounts         (through
Advisor       Program*        Down(1)   Down(2)  Profitable   Unprofitable    9/30)    2000     1999     1998     1997     1996
                                %         %                                     %       %        %         %       %        %
              Global
              Bond and
              Currency
Bridgewater   (Non-U.S.      (5.09)    (14.04)       0            2           1.82    (2.52)    (0.29)    --       --        --
Associates    Unhedged)       3/01    10/99-6/01                                                (5 mos)

              Global
              Bond and
              Currency,
              Leveraged
              Constrained,
              No Emerging
              Market Debt
Bridgewater   (Non-U.S.     (1.41)    (2.82)         0            0           4.15     --         --      --       --        --
Associates    Unhedged)      5/01    4/01-6/01                               (6 mos)

              Global
              Bond and
              Currency
Bridgewater   (Non-U.S.     (2.54)    (5.25)         1            1          (2.67)    2.66      (0.88)   --       --        --
Associates    50% Hedged)    4/00   7/00-10/00                              (6 mos)             (9 mos)

              Global Bond
              and Currency
              (Excluding
              Japanese
Bridgewater   Yen,          (3.75)   (14.32)         0            0           0.38     5.13     (9.64)   24.85    5.84      12.10
Associates    Unhedged)      5/01   1/99-10/00

              Global Bond
              and Currency
              (Excluding
              Yen and
Bridgewater   U.S. Dollar,  (1.12)   (3.09)          0            0           3.27     5.17      --       --      --         --
Associates    Hedged)       10/00   8/00-10/00                                        (9 mos)

              Global Bond
              and Currency
              (Hedged to
Bridgewater   Australian    (1.48)   (3.24)          1            0           3.13    10.94     (1.20)    9.22    --         --
Associates    Dollar)        6/99   5/99-1/00                                (3 mos)                     (8 mos)

              Global Bond
              and Currency
              (50% Hedged
Bridgewater   to Canadian   (1.88)   (5.62)          0            0           6.69     6.46     (4.50)   23.17    11.16      --
Associates    Dollar)        8/00   1/99-1/00                                                                    (10 mos)

              Global
              Bond and
              Currency-K
              (U.S. Lehman
Bridgewater   Aggregate      (1.40)   (2.79)          0            0           6.60   11.14      (1.79)    --        --       --
Associates    Benchmark)      2/99   2/99-1/00

              Global Bond
              and Currency
Bridgewater   (Long Duration (2.59)   (4.85)          1            0          (4.21)   7.20      (1.73)   20.71     11.07    13.30
Associates    50% Hedged)     2/96   2/01-5/01                                (6 mos)

Bridgewater   Diversified    (4.03)   (4.03)          0            0           7.48   12.01      (3.48)   10.68     14.77    18.52
Associates    Global Bond     3/97     3/97                                                                                (10 mos)


                                         Date                        Aggregate Dollars
Name of                      Date        CTA                          in All Programs              Dollars in This Program
Commodity                    CTA         Began                         (in thousands)                 (in thousands)
Trading                      Began       Trading     Number of    (Excluding     (Including        (Excluding     (Including
Advisor       Program*       Trading     Program     Accounts      Notional)      Notional)         Notional)      Notional)
                                                                       $             $                  $              $
Bridgewater  Long Duration
Associates   Global Bond      6/85        8/95          0           13,200,000     14,500,000         --            --


Bridgewater  Global Bond
Associates   Overlay          6/85        5/95          0           13,200,000     14,500,000         --            --

             Global
             Bond with
             Custom
             Weighted
Bridgewater  Unhedged
Associates   Benchmark       6/85         4/01          2           13,200,000     14,500,000       1,453,000      1,453,000

             Global
             Bond with
Bridgewater  50% Hedged
Associates   Benchmark       6/85         4/01          1           13,200,000     14,500,000         106,000       106,000

             Global
             Bond With
Bridgewater  65% Hedged
Associates   Benchmark       6/85         4/01          1           13,200,000     14,500,000         112,000       657,000

             Global Bond
             Leveraged
Bridgewater  Constrained-
Associates   Unhedged        6/85         4/01          2           13,200,000     14,500,000       2,304,000     2,304,000

             Global Bond
             with Lehman
             Global
Bridgewater  Aggregate
Associates   Benchmark      6/85          4/01          1           13,200,000     14,500,000        220,000        220,000

             Global Bond
             with Lehman
Bridgewater  G-4 Index
Associates   Benchmark      6/85          4/01          1           13,200,000     14,500,000        453,000        453,000

             Global Bond
             Leveraged
             Constrained
             with SWGBI
Bridgewater  Unhedged
Associates   Benchmark      6/85          4/01          1           13,200,000     14,500,000         71,000        71,000

             Global Bond,
             No Emerging
             Market Debt,
             Leveraged
             Constrained
             with SWGBI
Bridgewater  Unhedged
Associates   Benchmark     6/85          4/01          1            13,200,000     14,500,000       129,000       129,000



Bridgewater  Inflation
Associates   Linked Bonds  6/85          1/01          1            13,200,000     14,500,000       103,000       103,000

                                                                                           ANNUAL RATES OF RETURN*
                                        Largest
Name of                       Largest   Peak-to-
Commodity                     Monthly   Valley                                 2001
Trading                       Draw-     Draw-        Closed Accounts         (through
Advisor       Program*        Down(1)   Down(2)  Profitable   Unprofitable    9/30)    2000     1999     1998     1997     1996
                                %         %                                     %       %        %         %       %        %
Bridgewater  Long Duration   (16.11)    (27.48)      2            0            --      9.51     (25.39)  50.31    34.74    11.85
Associates   Global Bond      2/96    12/98-12/99                                     (2 mos)

Bridgewater  Global Bond     (1.56)     (2.25)       1            0            --       --        --     0.52      1.12     5.66
Associates   Overlay          3/97     2/96-3/96                                                        (1 mo)

             Global
             Bond with
             Custom
             Weighted
Bridgewater  Unhedged        (2.38)     (2.60)       0            0           6.56      --        --     --         --       --
Associates   Benchmark        5/01     4/01-5/01                             (6 mos)

             Global
             Bond with
Bridgewater  50% Hedged      (1.55)     (1.55)       0            0           6.07      --        --     --         --      --
Associates   Benchmark        5/01       5/01                                (6 mos)

             Global
             Bond With
Bridgewater  65% Hedged      (1.07)    (1.90)        0            0           3.90      --        --     --         --      --
Associates   Benchmark        4/01    4/01-6/01                              (6 mos)

             Global Bond
             Leveraged
Bridgewater  Constrained-    (1.84)    (2.10)        0            0           5.63      --        --     --         --      --
Associates   Unhedged         5/01    4/01-6/01                              (6 mos)

             Global Bond
             with Lehman
             Global
Bridgewater  Aggregate       (0.60)   (1.00)         0            0           2.84      --        --     --         --      --
Associates   Benchmark        5/01   4/01-5/01                               (6 mos)

             Global Bond
             with Lehman
Bridgewater  G-4 Index       (1.76)   (1.76)         0            0           5.87      --        --     --         --      --
Associates   Benchmark        6/01     6/01                                  (6 mos)

             Global Bond
             Leveraged
             Constrained
             with SWGBI
Bridgewater  Unhedged        (1.04)   (1.50)         0            0           4.46      --        --     --         --      --
Associates   Benchmark        5/01   4/01-6/01                               (6 mos)

             Global Bond,
             No Emerging
             Market Debt,
             Leveraged
             Constrained
             with SWGBI
Bridgewater  Unhedged       (1.54)   (1.70)          0            0           5.50      --        --    --         --      --
Associates   Benchmark       5/01   4/01-5/01                                (6 mos)

Bridgewater  Inflation      (2.54)   (4.56)          0            0           6.98      --        --   8.80        8.25    --
Associates   Linked Bonds    8/97   2/97-4/97                                (6 mos)                 (11 mos)


                                         Date                        Aggregate Dollars
Name of                      Date        CTA                          in All Programs              Dollars in This Program
Commodity                    CTA         Began                         (in thousands)                 (in thousands)
Trading                      Began       Trading     Number of    (Excluding     (Including        (Excluding     (Including
Advisor       Program*       Trading     Program     Accounts      Notional)      Notional)         Notional)      Notional)
                                                                       $             $                  $              $

             Inflation
             Indexed Bond-
Bridgewater  Leverage-
Associates   Constrained     6/85        4/01        1             13,200,000      14,500,000       55,000          55,000

             Inflation
             Indexed Bond-
Bridgewater  Currency
Associates   Constrained     6/85        6/00        1              3,200,000      14,500,000       65,000          65,000

             Inflation
             Indexed
             Bond-
             Barclays IL
             Benchmark-
Bridgewater  Currency
Associates   Constrained     6/85        4/01        1             13,200,000      14,500,000       54,000          54,000

             Inflation
             Linked
             Bonds-
             Normal 100%
Bridgewater  Hedged to
Associates   Swiss Franc     6/85       10/00        1             13,200,000      14,500,000       57,000          57,000

             Inflation
             Indexed
Bridgewater  Bonds-
Associates   Leveraged       6/85       4/94         0             13,200,000      14,500,000        --              --

             Inflation
             Indexed Bond
             (#3) with
             Customized
             Barclays
             Inflation
Bridgewater  Linked
Associates   Bond Index      6/85       6/00         0            13,200,000      14,500,000        --              --

             Inflation
             Indexed
             Bonds-
             Aggressive
Bridgewater  Futures
Associates   Constrained     6/85       4/01         1           13,200,000       14,500,000        308,000        308,000

             Inflation
             Indexed
             Bonds-
             Aggressive
Bridgewater  Currency
Associates   Constrained     6/85       3/01         1           13,200,000       14,500,000        106,000        106,000

             Inflation
             Indexed
             Bonds and
             Nominal
             Bonds
Bridgewater  Unleveraged
Associates   A               6/85       8/97         3           13,200,000       14,500,000        198,000        198,000

             Inflation
             Indexed
             Bonds and
             Nominal
             Bonds-
Bridgewater  Unleveraged
Associates   B              6/85        4/01         1          13,200,000        14,500,000        103,000        103,000


                                                                                           ANNUAL RATES OF RETURN*
                                        Largest
Name of                       Largest   Peak-to-
Commodity                     Monthly   Valley                                 2001
Trading                       Draw-     Draw-        Closed Accounts         (through
Advisor       Program*        Down(1)   Down(2)  Profitable   Unprofitable    9/30)    2000     1999     1998     1997     1996
                                %         %                                     %       %        %         %       %        %
             Inflation
             Indexed Bond-
Bridgewater  Leverage-       (0.50)     (0.50)       0            0           2.54       --       --      --       --      --
Associates   Constrained      9/01       9/01                                (6 mos)

             Inflation
             Indexed Bond-
Bridgewater  Currency        (0.81)     (0.81)       0            0           17.69     10.46     --      --       --      --
Associates   Constrained      6/01       6/01                                          (7 mos)

             Inflation
             Indexed
             Bond-
             Barclays IL
             Benchmark-
Bridgewater  Currency         --         --         0             0            3.93     --        --      --       --      --
Associates   Constrained                                                      (6 mos)

             Inflation
             Linked
             Bonds-
             Normal 100%
Bridgewater  Hedged to      (1.34)     (2.23)       0             0            0.08    3.09       --      --       --      --
Associates   Swiss Franc     3/01     2/01-4/01                                       (3 mos)-

             Inflation
             Indexed
Bridgewater  Bonds-         (7.15)     (9.25)       2             0            --      --         --     3.99     11.84   15.21
Associates   Leveraged       2/96     1/96-2/96                                                         (3 mos)

             Inflation
             Indexed Bond
             (#3) with
             Customized
             Barclays
             Inflation
Bridgewater  Linked         (0.64)     (0.64)       2             0           2.33     6.76       --     --        --      --
Associates   Bond Index      3/01       3/01                                 (3 mos)  (7 mos)

             Inflation
             Indexed
             Bonds-
             Aggressive
Bridgewater  Futures        (0.53)     (0.53)       0             0           2.91      --        --     --        --      --
Associates   Constrained     9/01       9/01                                 (6 mos)

             Inflation
             Indexed
             Bonds-
             Aggressive
Bridgewater  Currency       (0.76)     (0.90)       0             0           5.69      --        --     --        --      --
Associates   Constrained     4/01     3/01-4/01                              (7 mos)

             Inflation
             Indexed
             Bonds and
             Nominal
             Bonds
Bridgewater  Unleveraged    (2.75)     (8.44)      11             0           4.77     11.76   (2.30)  14.36     9.23     --
Associates   A               4/99     1/99-6/99                                                                 (5 mos)

             Inflation
             Indexed
             Bonds and
             Nominal
             Bonds-
Bridgewater  Unleveraged    (1.09)     (2.12)      0              0           1.84      --      --      --       --       --
Associates   B               4/01     4/01-5/01                              (6 mos)


                                         Date                        Aggregate Dollars
Name of                      Date        CTA                          in All Programs              Dollars in This Program
Commodity                    CTA         Began                         (in thousands)                 (in thousands)
Trading                      Began       Trading     Number of    (Excluding     (Including        (Excluding     (Including
Advisor       Program*       Trading     Program     Accounts      Notional)      Notional)         Notional)      Notional)
                                                                       $             $                  $              $
              Inflation
              Indexed
              Bond and
              Nominal
              Bonds-
Bridgewater   Unleveraged
Associates    C               6/85        4/01         1           13,200,000     14,500,000         49,000         49,000

              Inflation
              Indexed
              Bonds and
              Nominal
              Bonds-
Bridgewater   Unleveraged
Associates    D               6/85        4/01         1           13,200,000     14,500,000         34,000         34,000

              Inflation
              Indexed
              Bonds and
              Nominal
              Bonds-
Bridgewater   Unleveraged
Associates    E               6/85        4/01         1           13,200,000     14,500,000         67,000         67,000

              Inflation
              Indexed
              Bonds and
              Nominal
              Bonds-
Bridgewater   Unleveraged
Associates    F               6/85        4/01         1           13,200,000     14,500,000         52,000         52,000

              Inflation
              Indexed
              Bonds and
              Nominal
              Bonds-
Bridgewater   Unleveraged
Associates    G              6/85        4/01         1           13,200,000      14,500,000        91,000         91,000

              Inflation
              Indexed
              Bonds and
              Nominal
              Bonds-
Bridgewater   Unleveraged
Associates    H              6/85       4/01          1           13,200,000      14,500,000      152,000        152,000

              Inflation
              Indexed
              Bonds and
              Nominal
              Bonds-
Bridgewater   Unleveraged
Associates    I             6/85        4/01          1           13,200,000      14,500,000      20,000         20,000

              Inflation
              Indexed
              Bonds and
              Nominal
              Bonds-
Bridgewater   Unleveraged
Associates    J             6/85        4/01          2           13,200,000      14,500,000     120,000        120,000

Bridgewater   Index
Associates    Overlay7      6/85        7/98          1           13,200,000      14,500,000     (18,000)        50,000

              Global
              Tactical
Bridgewater   Asset
Associates    Allocation    6/85        5/99          1           13,200,000      14,500,000       6,000        106,000

Bridgewater   Passive
Associates    U.S. Bond     6/85        2/00          1           13,200,000      14,500,000     518,000        518,000

              Long-Term
Bridgewater   Emerging
Associates    Markets       6/85        5/96          3           13,200,000      14,500,000     286,000        286,000

                                                                                           ANNUAL RATES OF RETURN*
                                        Largest
Name of                       Largest   Peak-to-
Commodity                     Monthly   Valley                                 2001
Trading                       Draw-     Draw-        Closed Accounts         (through
Advisor       Program*        Down(1)   Down(2)  Profitable   Unprofitable    9/30)    2000     1999     1998     1997     1996
                                %         %                                     %       %        %         %       %        %
              Inflation
              Indexed
              Bond and
              Nominal
              Bonds-
Bridgewater   Unleveraged    (2.53)    (3.03)        0            0            0.03     --       --       --       --      --
Associates    C               4/01    4/01-5/01                               (6 mos)

              Inflation
              Indexed
              Bonds and
              Nominal
              Bonds-
Bridgewater   Unleveraged    (2.52)    (3.78)        0            0           (0.55)    --       --      --        --      --
Associates    D               4/01    4/01-5/01                               (6 mos)

              Inflation
              Indexed
              Bonds and
              Nominal
              Bonds-
Bridgewater   Unleveraged    (0.98)    (1.12)        0            0            2.71     --       --      --        --      --
Associates    E               4/01    4/01-5/01                               (6 mos)

              Inflation
              Indexed
              Bonds and
              Nominal
              Bonds-
Bridgewater   Unleveraged    (1.11)    (1.71)        0            0            2.46     --       --      --        --     --
Associates    F               4/01    4/01-5/01                               (6 mos)

              Inflation
              Indexed
              Bonds and
              Nominal
              Bonds-
Bridgewater   Unleveraged    (1.21)    (2.01)        0            0            2.13     --       --     --        --      --
Associates    G               4/01    4/01-5/01                               (6 mos)

              Inflation
              Indexed
              Bonds and
              Nominal
              Bonds-
Bridgewater   Unleveraged    (2.39)    (3.33)        0            0            1.82     --       --     --        --      --
Associates    H               4/01    4/01-5/01                               (6 mos)

              Inflation
              Indexed
              Bonds and
              Nominal
              Bonds-
Bridgewater   Unleveraged    (2.13)    (2.76)        0            0            1.01     --       --    --        --       --
Associates    I               4/01    4/01-5/01                               (6 mos)

              Inflation
              Indexed
              Bonds and
              Nominal
              Bonds-
Bridgewater   Unleveraged    (1.22)    (1.70)        0            0            2.20     --       --    --        --       --
Associates    J               4/01    4/01-5/01                               (6 mos)

Bridgewater   Index          (15.03)   (46.10)       0            0           (33.95) (15.53)   16.37  (5.96)    --       --
Associates    Overlay7        8/98    3/00-9/01                                                        (6 mos)

              Global
              Tactical
Bridgewater   Asset          (0.29)    (0.70)        0            0           0.18     0.75    (0.64)   --       --       --
Associates    Allocation      9/99   7/99-12/99                                                (8 mos)

Bridgewater   Passive        (3.60)    (9.26)        0            0           7.91    34.35     --      --       --       --
Associates    U.S. Bond       9/00    3/01-5/01                                      (11 mos)

              Long-Term
Bridgewater   Emerging      (25.55)    (28.49)       0            0           8.99    16.46    18.62  (0.13)    17.41    21.77
Associates    Markets        8/98     5/98-8/98                                                                         (8 mos)

                                       19


                                         Date                        Aggregate Dollars
Name of                      Date        CTA                          in All Programs              Dollars in This Program
Commodity                    CTA         Began                         (in thousands)                 (in thousands)
Trading                      Began       Trading     Number of    (Excluding     (Including        (Excluding     (Including
Advisor       Program*       Trading     Program     Accounts      Notional)      Notional)         Notional)      Notional)
                                                                       $             $                  $              $
              Short-Term
Bridgewater   Emerging
Associates    Markets        6/85         4/97          0          13,200,000      14,500,000          --            --

              Passive
Bridgewater   International
Associates8   Bonds          6/85        11/99          0          13,200,000      14,500,000          --            --

              Active
              International
Bridgewater   Bonds Alpha
Associates    Only           6/85         2/98          1          13,200,000      14,500,000         80,000       480,000

                                                                                           ANNUAL RATES OF RETURN*
                                        Largest
Name of                       Largest   Peak-to-
Commodity                     Monthly   Valley                                 2001
Trading                       Draw-     Draw-        Closed Accounts         (through
Advisor       Program*        Down(1)   Down(2)  Profitable   Unprofitable    9/30)    2000     1999     1998     1997     1996
                                %         %                                     %       %        %         %       %        %
              Short-Term
Bridgewater   Emerging        (4.30)    (17.58)      0            1            --       --       --      4.61    (11.55)     --
Associates    Markets          8/97    7/97-1/98                                                        (7 mos)  (9 mos)

              Passive
Bridgewater   International   (4.33)    (13.40)      0            1           (0.61)   (6.89)   (2.18)    --       --        --
Associates8   Bonds            4/00   11/99-10/00                             (2 mos)           (2 mos)

              Active
              International
Bridgewater   Bonds Alpha     (3.53)    (7.28)       0            0           (0.15)    2.35    (0.51)    6.61     --        --
Associates    Only             3/01    8/00-6/01                                                        (11 mos)

__________________
* Certain accounts that were previously consolidated for performance reporting have been separated into separate rows. Therefore, certain information in this chart does not correspond to information in the chart in the prospectus.
** The CFTC accepts three different methods of showing the composite rate of return achieved by accounts, some of which are traded at different degrees of leverage. These methods are: the fully funded subset method, the time-weighted method and the only accounts traded method. Although each method uses a different approach, all methods are intended to produce substantially the same rate of return. All annual rates of return are computed on a compounded monthly basis. Rates of return are calculated by dividing net performance by nominal account size of the account.
1. "Largest monthly draw-down" means the greatest decline in month-end net asset value due to losses sustained by the program on a composite basis for any particular month or any particular account for any particular month.
2. "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the program on a composite basis or an individual account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.
3. Each of these programs represents a variation of Bridgewater Associates' Pure Alpha Strategy. There are three principal differences among these accounts: (a) the amount of leverage used to trade the account, (b) the nature of the products traded, e.g., emerging market bonds, 10 year bonds, currency only, etc. and (c) the manner in which cash in the account is invested, T-bills or stock indices. Certain programs were offered by both Bridgewater Associates and its affiliate Bridgewater Associates, S.A. (see note 8)
4. For period January 1994 to April 1998, there were no fully funded accounts, therefore, rates of return are based on the subset at nominal account size.
5. This is a program that had been offered to retain accounts that is no longer being offered. It was not based on the Pure Alpha Strategy.
6. Rates of return are calculated by dividing net performance by beginning equity.
7.  This is a passive equity strategy that is not based on the Pure Alpha
    Strategy.
8. On November 2000 Bridgewater S.A., Inc. merged into its affiliate Bridgewater Associates. This program was previously offered by Bridgewater S.A., Inc.

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

    The first seven programs listed in Capsule D(2) are based on the Fully Funded Subset method for computing the rate of return. The monthly rates of return for accounts excluded from the Fully Funded Subset, that is those which are partially funded, will often be different from the rate of return for the Fully Funded Subset. Accounts not included in the Fully Funded
Subset for any particular period may include: accounts opened or closed during the period; accounts which have material additions or withdrawals during the period; and the accounts which are being phased into the program and, consequently, do not have a complete set of positions that the other accounts in the program have. The rates of return for these excluded accounts may be significantly higher or lower than the rate of return for the Fully Funded Subset. The following chart is provided so that you can determine the rate of return which was received at different funding levels. This chart does not apply to Series D and the Aggressive Pure Alpha Futures System.

ACTUAL RATE         RATES OF RETURN BASED ON VARIOUS FUNDING LEVELS (3)
OF RETURN (1)
   20.00%                26.67%            40.00%            80.00%
   15.00                 20.00             30.00             60.00
   10.00                 13.33             20.00             40.00
    5.00                  6.67             10.00             20.00
    3.00                  4.00              6.00             12.00
    1.00                  1.33              2.00              4.00
   (1.00)                (1.33)            (2.00)            (4.00)
   (3.00)                (4.00)            (6.00)           (12.00)
   (5.00)                (6.67)           (10.00)           (20.00)
  (10.00)               (13.33)           (20.00)           (40.00)
 ------------------------------------------------------------------
  100.00%                75.00%            50.00%            25.00%

                        LEVEL OF FUNDING (2)

Footnotes to Rate Conversion Chart:

(1) This column represents the range of actual rates of return for fully-funded accounts reflected in the accompanying performance table.

(2) This represents the percentage of actual funds divided by the fully-funded trading level.

(3) This represents the rate of return experienced by a customer at various levels of funding traded by the trading advisor. The rates of return for accounts that are not fully-funded are inversely proportional to the actual rates of return based on the percentage level of funding.

                                      SERIES E

    Graham Capital is allocated 100% of the Series E assets.

Graham Capital's Trading Strategy

    Allocation Among Markets Traded By Graham Capital

    The following updates and replaces the information found on page 54 of the Prospectus.

    Set forth below is a bar graph showing the market sectors that are traded by Graham Capital pursuant to its Global Diversified Program as of September 30, 2001. As of that date, investor funds are exposed to these sectors in approximately the percentage allocations stated; however, these percentage allocations are subject to change at Graham Capital's discretion. Actual allocations change as market conditions and trading opportunities change, and it is likely that the targeted risk allocations may vary for Series E during future periods, although the focus will remain on a diversified portfolio:

            Market Sector                      Percentage
            -------------                      ----------

            Currencies                            25%
            Interest Rates                        26
            Stock Indices                         17
            Agricultural Products/Softs           15
            Energy Products                        9
            Metals                                 8
                                                ---------
            Total                                100%


                                (GRAPH)

Graham Capital's Past Performance For All Of Its Clients

    Capsule summaries E(1), E(2) and E(3) contain actual performance information for the periods indicated, and replace in their entirety the capsule summaries on pages 55 to 59 of the Prospectus.

Global Diversified Program

    The following is a capsule summary of the past performance for Graham Capital's Global Diversified Program as of September 30, 2001, the trading strategy which initially is used to trade Series E (although at 150% leverage).

Name of commodity trading     Graham Capital
  advisor:

Program:                      Global Diversified Program

Start Date:                   February 2, 1995 (All trading by Graham Capital)
                              February 2, 1995 (Global Diversified Program)

No. Accounts:                 5

Aggregate $$ In All Programs: $1,122,857,000 (All Programs including Notional)

$$ in this Program:           $  174,708,000 (Global Diversified Program
                                including Notional)

Largest monthly draw-down:    (8.86%)  April 2001
                              "Largest monthly draw-down" means the greatest decline in month-end net asset value due to losses sustained by the program on a composite basis for any particular month or an individual account for any particular month.

Largest peak-to-valley
  draw-down:                  (13.74%)  April 1998 to July 1998
                              "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the program on a composite basis or an individual account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Closed Accounts:              Profitable               =        9
                              Unprofitable             =         2

          RATES OF RETURN INFORMATION IS ON FOLLOWING PAGE

          CAPSULE E(1) - GRAHAM CAPITAL GLOBAL DIVERSIFIED PROGRAM

                 MONTHLY/ANNUAL RATES OF RETURN*

MONTH          2001      2000      1999       1998      1997       1996
Jan           (1.40)%    1.17%    (0.08)%     1.65%     4.19%     7.43%
Feb            1.56     (1.08)     0.95       1.41     (1.53)    (5.69)
Mar            7.98      0.51     (5.09)      4.56      0.90      1.25
Apr           (8.53)    (2.91)     2.63      (3.02)    (4.71)     3.47
May            0.76     (2.52)    (4.14)     (0.82)    (1.35)    (0.31)
Jun           (0.08)    (3.33)     5.65      (5.95)    (0.84)     1.26
Jul           (1.28)    (0.63)    (1.86)     (3.49)     3.72     (0.45)
Aug            4.68      4.29      3.37      11.01     (2.64)    (1.62)
Sep            8.05     (1.16)     1.07       6.93      2.11      1.21
Oct                      2.21     (3.61)      3.24      4.14      5.71
Nov                     10.06      1.66      (2.80)     0.50      3.26
Dec                      9.23      5.14       0.09      1.85     (1.05)

YTD/Annual    11.19%    15.83%     5.12%     12.20%     6.04%    14.70%

    PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

    *The rate of return percentage for each month is obtained by dividing the net income for the month by the net asset value as of the beginning of the month (including contributions made at the start of the month). In months where asset changes are made mid-month, rates of return are calculated for each segment of the month and compounded. For this purpose, "net income" represents the gross income for the month in question, net of all expenses and performance allocations. The rate of return percentage for each year is determined by calculating the percentage return on an investment made as of the beginning of each year. Specifically, a running index is calculated monthly, compounded by the rate of return, the annual percentage being the change in this index for the year divided by the year's initial index. Graham Capital advises exempt accounts for qualified eligible clients the performance of which is not included in the composite performance record.

    The following is a capsule summary of the past performance for Graham Capital's Global Diversified Program Traded at 150% Leverage as of September 30, 2001, the trading strategy which initially will be used to trade Series E.

Name of commodity trading     Graham Capital
  advisor:

Program:                      Global Diversified Program Traded at 150%
                                Leverage

Start Date:                   February 2, 1995 (All trading by Graham Capital)
                              May 1, 1997 (Global Diversified Program at
                                150% leverage)

No. Accounts:                 9

Aggregate $$ In All Programs: $1,122,857,000 (All Programs including Notional)

$$ in this Program:           $  132,340,000 (Global Diversified Program at
                                150% leverage including Notional)

Largest monthly draw-down:    (13.13%) April 2001
                              "Largest monthly draw-down" means the greatest decline in month-end net asset value due to losses sustained by the program on a composite basis for any particular month or an individual account for any particular month.

Largest peak-to-valley
  draw-down:                  (20.01%) April 1998 to July 1998
                              "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the program on a composite basis or an individual account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Closed Accounts:              Profitable             =        14
                              Unprofitable           =         2

         RATES OF RETURN INFORMATION IS ON FOLLOWING PAGE

          CAPSULE E(2) - GRAHAM CAPITAL GLOBAL DIVERSIFIED PROGRAM

                         TRADED AT 150% LEVERAGE

                    MONTHLY/ANNUAL RATES OF RETURN*

MONTH          2001        2000        1999         1998        1997
Jan           (1.93)%      2.38%      (0.62)%       2.14%
Feb            2.91       (1.83)       1.35         1.71
Mar           11.12        0.46       (7.79)        6.52
Apr          (11.73)      (3.58)       4.02        (4.42)
May            1.42       (3.81)      (6.25)       (1.08)       (1.62)%
Jun            0.03       (5.36)       8.05        (9.21)       (1.12)
Jul           (1.60)      (1.05)      (2.59)       (5.22)        5.04
Aug            6.94        6.18        5.00        17.07        (3.79)
Sep           12.06       (0.97)       2.03         9.34         2.93
Oct                        3.22       (5.46)        4.97         5.72
Nov                       14.80        2.26        (3.40)        1.30
Dec                       13.77        7.52         0.12         2.94
YTD/Annual    18.43%      24.33%       6.17%       17.00%       11.56%

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

    *The rate of return percentage for each month is obtained by dividing the net income for the month by the net asset value as of the beginning of the month (including contributions made at the start of the month). In months where asset changes are made mid-month, rates of return are calculated for each segment of the month and compounded. For this purpose, "net income" represents the gross income for the month in question, net of all expenses and performance allocations. The rate of return percentage for each year is determined by calculating the percentage return on an investment made as of the beginning of each year. Specifically, a running index is calculated monthly, compounded by the rate of return, the annual percentage being the change in this index for the year divided by the year's initial index.
Graham Capital advises exempt accounts for qualified eligible clients the performance of which is not included in the composite performance record.

                         SUPPLEMENTAL INFORMATION
                                CAPSULE E(3)

   PAST PERFORMANCE OF OTHER PROGRAMS OFFERED BY GRAHAM CAPITAL THAT WILL
              NOT INITIALLY BE USED TO TRADE SERIES E ASSETS


                                         Date
Name of                      Date        CTA
Commodity                    CTA         Began                       Aggregate Dollars
Trading                      Began       Trading     Number of        in All Programs         Dollars in This Program
Advisor       Program*       Trading     Program     Accounts       (Including Notional)       (Including Notional)

              Selective
Graham        Trading
Capital       Program        2/2/95      1/7/98        2             $1,122,857,000             $120,910,000

              Non-Trend
Graham        Based
Capital       Program        2/2/95      1/4/99        0             $1,122,857,000                  --

              Non-Trend
              Based
              Program
Graham        at 150%
Capital       Leverage       2/2/95      6/1/99        0             $1,122,857,000                  --

              Discretionary
Graham        Trading
Capital       Program        2/2/95      1/4/99        1             $1,122,857,000             $ 15,368,000

Graham
Capital       K4 Program     2/2/95      1/4/99        2             $1,122,857,000             $181,501,000

              K4 Program
Graham        at 150%
Capital       Leverage       2/2/95      6/1/99        2             $1,122,857,000             $ 32,380,000

              International
Graham        Financial
Capital       Program        2/2/95      1/2/96        0             $1,122,857,000                 --

              Natural
Graham        Resource
Capital       Program        2/2/95     9/27/96        0             $1,122,857,000                 --

              Federal
Graham        Policy
Capital       Program        2/2/95     8/1/00         8             $1,122,857,000             $109,039,000

              Proprietary
Graham        Matrix
Capital       Program        2/2/95     6/1/99         1             $1,122,857,000             $182,387,000

                                                                                           ANNUAL RATES OF RETURN*
                                        Largest
Name of                       Largest   Peak-to-
Commodity                     Monthly   Valley
Trading                       Draw-     Draw-        Closed Accounts           2001
Advisor       Program*        Down(1)   Down(2)  Profitable   Unprofitable  (9 months)  2000     1999     1998     1997    1996
                                %         %                                     %        %        %        %        %        %
              Selective
Graham        Trading        13.00      17.36       0             0           13.54     7.07      0.91    25.86    --      --
Capital       Program         4/01    4/01-7/01

              Non-Trend
Graham        Based          5.01       9.52        --            --          (9.54)   11.86      0.46     --      --      --
Capital       Program        10/99    1/01-6/01                               (6 mos)

              Non-Trend
              Based
              Program
Graham        at 150%        8.42      14.33        --            --          (12.95)  21.01     (9.67)    --      --      --
Capital       Leverage       10/99   6/99-10/99                               (6 mos)            (7 mos)

              Discretionary
Graham        Trading        2.22      4.18         0             0           13.27     8.20     (1.03)    --      --      --
Capital       Program        8/99    6/99-8/99

Graham                       7.16      9.98         1             0           25.44    16.39      7.25     --      --      --
Capital       K4 Program     4/01    4/01-7/01

              K4 Program
Graham        at 150%        10.15    13.41         1             1           37.29   (10.05)     8.96     --      --      --
Capital       Leverage       4/01    4/01-7/01                                        (6 mos)

              International
Graham        Financial      8.41     18.07         --           --           --        --        --      8.15     5.14   13.98
Capital       Program        6/98    4/98-6/98

              Natural
Graham        Resource       6.68     19.22         --           --           --        --        --      4.71   (15.22)   2.80
Capital       Program        10/97   2/97-11/97

              Federal
Graham        Policy         2.58      2.58         1            --           13.77     2.51      --       --      --       --
Capital       Program        11/00     11/00                                          (5 mos)

              Proprietary
Graham        Matrix         9.21     11.98         1            1            14.75    15.94     2.90      --      --       --
Capital       Program        4/01   4/01-7/01                                                   (7 mos)

________________
* The rate of return percentage for each month is obtained by dividing the net income for the month by the net asset value as of the beginning of the month (including contributions made at the start of the month). In months where asset changes are made mid-month, rates of return are calculated for each segment of the month and compounded. For this purpose, "net income" represents the gross income for the month in question, net of all expenses and performance allocations. The rate of return percentage for each year is determined by calculating the percentage return on an investment made as of the beginning of each year. Specifically, a running index is calculated monthly, compounded by the rate of return, the annual percentage being the change in this index for the year divided by the year's initial index. Graham Capital advises exempt accounts for qualified eligible clients the performance of which is not included in the composite performance record. Graham Capital also advises accounts that do not trade commodity futures (such as accounts trading securities, non-exchange traded derivatives, etc.) the performance of which is not included in the composite performance record.
1 "Largest monthly draw-down" means the greatest decline in month-end net asset value due to losses sustained by the program on a composite basis for any particular month or an individual account for any particular month.
2 "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the program on a composite basis or an individual account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   SERIES F

    Campbell & Company is allocated 100% of the Series F assets.

Campbell & Company's Trading Strategy

    The following updates and replaces the information found on the third to eighth paragraphs on pages 62 to 63 of the Prospectus.

    Campbell & Company trading models are designed to detect and exploit medium-term to long-term price changes, while also applying proven risk management and portfolio management principles. No one market exceeds 10% of a total portfolio allocation.

    Campbell & Company believes that utilizing multiple trading models for the same client account provides an important level of diversification, and is most beneficial when multiple contracts of each market are traded. Every trading model may not trade every market. It is possible that one trading model may signal a long position while another trading model signals a short position in the same market. It is Campbell & Company's intention to offset those signals to reduce unnecessary trading, but if signals are not simultaneous, both trades will be taken, and since it is unlikely that both positions would prove profitable, in retrospect, one or both trades will appear to have been unnecessary. It is Campbell & Company's policy to follow trades signaled by each trading model independent of the other models.

    Over the course of a medium-long-term trend, there are times when the risk of the market may not appear to be justified by the potential reward. In such circumstances, some of Campbell & Company's trading models may exit a winning position prior to the end of a price trend. While there is some risk to this method (for example, being out of the market during a significant portion of a price trend), our research indicates that this is well compensated for by the decreased volatility of performance that may result.

    Campbell & Company's trading models may include trend-following trading models, counter-trend trading models and trading models that do not seek to identify or follow price trends at all. Campbell & Company expects to develop additional trading models and to modify models currently in use and to employ such models for Series F. The models currently in use by Campbell & Company may be eliminated from use if Campbell & Company believes such action is warranted.

    While Campbell & Company normally follows a disciplined systematic approach to trading, on occasion, it may override the signals generated by the trading models, such as when market conditions dictate otherwise. While such action may be taken for any reason at any time at Campbell & Company's discretion, it will normally only be taken to reduce risk in the portfolio, and may or may not enhance the results that would otherwise be achieved.

    Campbell & Company applies risk management and portfolio management strategies to measure and manage overall portfolio risk. These strategies include portfolio structure, risk balance, capital allocation and risk limitation. One objective of risk and portfolio management is to determine periods of relatively high and low portfolio risk, and when such points are reached, Campbell & Company may reduce or increase position size accordingly. It is possible, however, that this reduction or increase in position size may not enhance the results achieved over time.

    Campbell & Company estimates that, based on the amount of margin required to maintain positions in the markets currently traded, aggregate margin for all positions held in a client's account will range between 5% and 30% of the account's net assets. From time to time, margin commitments may be above or below this range.

    The number of contracts that Campbell & Company believes can be bought or sold in a particular market without unduly influencing price adversely may at times be limited. In such cases, a client's portfolio would be influenced by liquidity factors because the positions taken in such markets might be substantially smaller than the positions that would otherwise be taken. From time to time, Campbell & Company may add or delete contracts from Series F's portfolio, or increase or decrease the total number of contracts held, based on increases or decreases in the assets in an account, changes in market conditions, perceived changes in portfolio-wide risk factors or other factors that Campbell & Company deems relevant.

Financial, Metal & Energy Portfolios

    The following updates the information found under this heading on page 63 of the prospectus.

    As of July 2000, a new trading model was imposed on FME accounts above $5 million and can create significant differences in returns as compared to the accounts below $5 million. As of the same date, existing accounts in the FME Small Portfolio that fall below the $5 million minimum size have been split out into a separate portfolio. Series F currently trades pursuant to the FME Small (Above $5 million) Portfolio only. The FME Small (Below $5 million) Portfolio may be utilized to trade Series F assets at a later date if net assets fall below $5 million.

Allocation Among Markets Traded By Campbell & Company

    The following updates and replaces the information found on page 64 of the prospectus.

    Set forth below is a bar graph showing the market sectors that are traded by the FME Small (Above $5 million) Portfolio, as of September 30, 2001.
As of September 30, 2001, investor funds are exposed to these sectors in approximately the percentage allocations stated; however, these percentage allocations are subject to change at Campbell & Company's discretion. Actual allocations change as market conditions and trading opportunities change, and it is likely that the targeted risk allocations may vary for Series F during future periods, although the focus will remain on a diversified portfolio:

              Market Sector               Percentage
              -------------               ----------

              Currencies                      52%
              Interest Rates                  24
              Stock Indices                   13
              Precious and Base Metals         1
              Energy                          10
                                             ----
              Total                          100%
                                             ====

                             (GRAPH)

Campbell & Company's Past Performance For All Of Its Clients

    Capsule summaries F(1) F(2) F(3) and F(4) contain actual performance information for the periods indicated, and replace in their entirety the capsule summaries on pages 65 to 69 of the Prospectus.

FME Small (Above $5 million) Portfolio

    The following is a capsule summary of the past performance for Campbell & Company's FME Small (Above $5 million) Portfolio as of September 30, 2001, the trading strategy used to trade Series F.

Name of commodity trading         Campbell & Company
  advisor:

Program:                          FME Small (Above $5 million) Portfolio

Start Date:                       January 1972 (All trading by Campbell &
                                    Company)
                                  February 1995 (FME Small (Above $5 million)
                                    Portfolio)

No. Accounts:                     13

Aggregate $$ In All Programs:     $2,715,000,000 (All Programs including
                                    Notional)

$$ in this Account:               $  139,000,000 (FME Small (Above $5 million)
                                    Portfolio including Notional)

Largest monthly draw-down:        (7.97%) April 2001
                                  "Largest monthly draw-down" means the
                                  greatest decline in month-end net asset
                                  value due to losses sustained by the program on a composite basis for any particular month or an individual account for any particular month.

Largest peak-to-valley draw-down: (9.22%) March 2001 to June 2001
                                  "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the program on a composite basis or an individual account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Closed accounts:                  Profitable          =        52
                                  Unprofitable        =         3

             RATES OF RETURN INFORMATION IS ON FOLLOWING PAGE

      CAPSULE F(1) - COMPOSITE OF ALL THE FME SMALL (ABOVE $5 MILLION)
                              PORTFOLIO* ACCOUNTS

                      MONTHLY/ANNUAL RATES OF RETURN**

MONTH        2001       2000       1999      1998      1997      1996
Jan         (1.49)%     3.23%     (4.61)%    2.80%     3.85%     8.80%
Feb          0.48      (0.52)      1.34     (2.34)     1.63     (5.20)
Mar          6.15      (2.03)      1.60      5.81     (1.75)     4.33
Apr         (7.97)     (2.55)      5.20     (5.99)    (3.03)     2.57
May          0.92       2.47      (3.15)     4.21     (3.01)    (2.11)
Jun         (2.24)      0.77       4.95      1.51      3.62      1.41
Jul          1.05      (2.56)     (0.64)    (4.04)     8.81     (1.71)
Aug          1.31       3.04       1.18      9.95     (5.94)     3.52
Sep          6.67      (3.36)      1.55      3.68      4.53      1.92
Oct                     2.75      (3.85)     5.52      2.32     12.85
Nov                     5.52       0.78     (0.91)     0.59     12.11
Dec                     2.36       2.80      1.10      5.41     (4.12)
YTD/Annual   4.24%      9.02%      6.80%    22.16%    17.30%    37.83%


  * In July 2000, the FME Small Portfolio program was divided into 2 separate programs, which are the FME Small (Above $5 million) Portfolio and the FME Small (Below $5 million) Portfolio. See page 30 for details.

 ** Campbell & Company has adopted a method of computing "Rate of Return" and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an Advisory published by the CFTC. To qualify for the use of the Fully-Funded Subset method, the Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which the performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program. The rate of return is calculated by dividing net performance of the Fully-Funded Subset by the beginning net assets (plus additions, less withdrawals for that month) of the Fully-Funded Subset, except in periods of significant additions or withdrawals to the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return pursuant to the Fully-Funded Subset method.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

FME Small (Below $5 million) Portfolio

    The following is a capsule summary of the past performance for Campbell & Company's FME Small (Below $5 million) Portfolio as of September, 30, 2001. This portfolio was formerly combined with the FME Small (Above $5 million) Portfolio, and was separated out as of July of 2000. Although Series F is currently traded pursuant to the FME Small (Above $5 million) Portfolio strategy, the FME Small (Below $5 million) Portfolio may be used in the future to trade Series F assets.

Name of commodity trading
   advisor:                   Campbell & Company

Program:                      FME Small (Below $5 million) Portfolio

Start Date:                   January 1972 (All trading by Campbell & Company)
                              July 2000 (FME Small (Below $5 million) Portfolio)

No. Accounts:                 14

Aggregate $$ In All Programs: $2,715,000,000 (All Programs including Notional)

$$ in this Account:           $   30,800,000 (FME Small (Below $5 million)
                                Portfolio including Notional)

Largest monthly draw-down:    (8.92%)  April 2001
                              "Largest monthly draw-down" means the greatest decline in month-end net asset value due to losses sustained by the program on a composite basis for any particular month or an individual account for any particular month.

Largest peak-to-valley
  draw-down:                  (10.81%) March 2001 to June 2001
                              "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the program on a composite basis or an individual account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Closed accounts:              Profitable            =        12
                              Unprofitable          =         7

          RATES OF RETURN INFORMATION IS ON FOLLOWING PAGE

      CAPSULE F(2) - COMPOSITE OF ALL THE FME SMALL (BELOW $5 MILLION)
                              PORTFOLIO* ACCOUNTS

                       MONTHLY/ANNUAL RATES OF RETURN**

           MONTH                   2001                   2000
           Jan                    (0.34)
           Feb                    (0.91)
           Mar                     6.81
           Apr                    (8.92)
           May                     1.25
           Jun                    (3.35)
           Jul                     1.08                  (4.23)
           Aug                     2.31                   4.19
           Sep                     4.48                  (5.22)
           Oct                                            3.52
           Nov                                            5.46
           Dec                                            9.56
           YTD/Annual              0.53                  13.12


     * In July 2000, the FME Small Portfolio program was divided into 2 separate programs, which are the FME Small (Above $5 million) Portfolio and the FME Small (Below $5 million) Portfolio. See page 30 for details.

    ** Campbell & Company has adopted a method of computing "Rate of Return" and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an Advisory published by the CFTC. To qualify for the use of the Fully-Funded Subset method, the Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which the performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program. The rate of return is calculated by dividing net performance of the Fully-Funded Subset by the beginning net assets (plus additions, less withdrawals for that month) of the Fully-Funded Subset, except in periods of significant additions or withdrawals to the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return pursuant to the Fully-Funded Subset method.

    PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

FME Large Portfolio

    The following is a capsule summary of the past performance for Campbell & Company's FME Large Portfolio as of September 30, 2001. Although Series F is currently traded pursuant to the FME Small (Above $5 million) Portfolio strategy, the FME Large Portfolio strategy may be used in the future to trade Series F assets.

Name of commodity trading
  advisor:                     Campbell & Company

Program:                       FME Large Portfolio

Start Date:                    January 1972 (All trading by Campbell & Company)
                               April 1993 (FME Large Portfolio)

No. Accounts:                  17

Aggregate $$ In All Programs:  $2,715,000,000 (All Programs including Notional)

$$ in this Account:            $2,450,000,000 (FME Large Portfolio including
                                 Notional)

Largest monthly draw-down:     (8.09%) April 2001
                               "Largest monthly draw-down" means the greatest decline in month-end net asset value due to losses sustained by the program on a composite basis for any particular month or an individual account for any particular month.

Largest peak-to-valley
  draw-down:                   (8.55%) March 2001 to June 2001
                               "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the program on a composite basis or an individual account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Closed accounts:               Profitable            =          3
                               Unprofitable          =           0

             RATES OF RETURN INFORMATION IS ON FOLLOWING PAGE

       CAPSULE F(3) - COMPOSITE OF ALL THE FME LARGE PORTFOLIO ACCOUNTS

                       MONTHLY/ANNUAL RATES OF RETURN*

MONTH       2001        2000      1999       1998       1997      1996
Jan        (1.09)%      3.70%    (4.83)%    3.25%       5.26%     5.46%
Feb         0.71       (0.35)     1.45     (2.38)       2.26     (5.63)
Mar         6.97       (1.96)     0.87      4.95       (2.08)     5.62
Apr        (8.09)      (1.86)     5.60     (5.88)      (3.84)     3.49
May         1.23        2.74     (3.25)     4.34       (1.84)    (1.71)
Jun        (1.71)       1.96      4.63      2.04        2.23      1.29
Jul         1.45       (1.72)    (0.15)    (3.68)       9.27      0.01
Aug         2.11        3.08      1.22      9.23       (5.14)     1.78
Sep         6.96       (3.23)     1.75      2.97        4.23      2.47
Oct                     3.19     (4.25)     4.41        2.39     12.06
Nov                     5.98      0.53     (0.50)       0.57     12.22
Dec                     2.38      3.64      0.64        4.95     (4.29)

YTD/Annual  7.96%      14.32%     6.81%    20.07%      18.75%    35.96%

    * The "Rate of Return" for a period is calculated by dividing the net profit or loss by the assets at the beginning of such period. Additions and withdrawals occurring during the period are included as an addition to or deduction from beginning net assets in the calculations of "Rates of Return," except for accounts which close on the last day of a period in which case the withdrawal is not subtracted from beginning net assets for purposes of this calculation. The "Rate of Return " is calculated using the Only Accounts Traded (sometimes referred to as the OAT method) method of computation. This computation method is one of the methods approved by the CFTC to reduce the distortion caused by significant additions or withdrawals of capital during a month. The OAT method excludes from the calculation of rate of return for those accounts which had material intra-month additions or withdrawals and accounts which were open for only part of the month. In this way, the composite rate of return is based on only those accounts whose rate of return is not distorted through intra-month capital changes.

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
                              CAPSULE F(4)

     PAST PERFORMANCE OF OTHER PROGRAMS OFFERED BY CAMPBELL & COMPANY AND
         ITS AFFILIATES THAT WILL NOT BE USED TO TRADE SERIES F ASSETS



                                         Date                        Aggregate Dollars
Name of                      Date        CTA                          in All Programs              Dollars in This Program
Commodity                    CTA         Began                         (in thousands)                 (in thousands)
Trading                      Began       Trading     Number of    (Excluding     (Including        (Excluding     (Including
Advisor       Program*       Trading     Program     Accounts      Notional)      Notional)         Notional)      Notional)
                                                                       $             $                  $              $
              Foreign
Campbell      Exchange
& Company     Portfolio       4/72       11/90          2           2,595,813     2,714,636          11,059        24,059

              Global
              Diversified
Campbell      Large
& Company     Portfolio       4/72       2/86           1           2,595,813     2,714,636          56,969        56,969

              Global
              Diversified
Campbell      Small
& Company     Portfolio       4/72       6/97           2           2,595,813     2,714,636           2,467         2,467

Campbell      ARK
& Company     Portfolio       4/72       9/96           9           2,595,813     2,714,636           2,469         2,719

              Interest
              Rates,
              Stock
              Indices &
Campbell      Commodities
& Company     Portfolio       4/72       2/96           1           2,595,813     2,714,636           8,651         8,651

                                                                                           ANNUAL RATES OF RETURN*
                                        Largest
Name of                       Largest   Peak-to-
Commodity                     Monthly   Valley                                 2001
Trading                       Draw-     Draw-        Closed Accounts         (through
Advisor       Program         Down(1)   Down(2)  Profitable   Unprofitable    9/30)    2000     1999     1998     1997     1996
                                %         %                                     %       %        %         %       %        %
              Foreign
Campbell      Exchange        7.85       12.39        2          1          8.46    11.39     7.19     4.25      18.19    43.04
& Company     Portfolio       2/98     12/97-2/98

              Global
              Diversified
Campbell      Large           8.39       8.42         5          0          8.46    11.18     4.57    12.47      14.95    26.78
& Company     Portfolio       4/01     3/01-6/01

              Global
              Diversified
Campbell      Small           9.00      10.15         8          0          3.84    17.59     2.51    17.51      13.85(3)  --
& Company     Portfolio       4/01     3/01-7/01

Campbell      ARK            11.86      13.44        11          2          4.23    28.86    28.27     2.48      20.49    19.94(4)
& Company     Portfolio       7/98     3/01-6/01

              Interest
              Rates,
              Stock
              Indices &
Campbell      Commodities    11.69      11.69         0          0         10.17    18.12     6.85    27.08      20.15    25.73(5)
& Company     Portfolio       4/01     3/01-4/01

_________________________________
* The CFTC accepts three different methods of showing the composite rate of return achieved by accounts, some of which are traded at different degrees of leverage. These methods are: the fully-funded subset method, the time-weighted method and the only accounts traded method. Although each method uses a different approach, all methods are intended to produce substantially the same rate of return. All annual rates of return are computed on a compounded monthly basis.
1 "Largest monthly draw-down" means the greatest decline in month-end net asset value due to losses sustained by the program on a composite basis for any particular month or an individual account for any particular month.
2 "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the program on a composite basis or an individual account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.
3  June 1997 to December 1997
4  September 1996 to December 1996
5  February 1996 to December 1996

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

      DESCRIPTION OF THE TRUST, TRUSTEE, MANAGING OWNER AND AFFILIATES

    The following replaces in its entirety the chart and first paragraph found under this heading on page 72 of the prospectus.


                                (CHART)


    The Trust was formed on April 22, 1999 under the Delaware Business Trust Act. The sole trustee of the Trust is Wilmington Trust Company, which delegated its duty and authority for the management of the Trust to the managing owner. The managing owner is a wholly-owned subsidiary of Prudential Securities, the Trust's commodity broker and selling agent, which in turn is wholly-owned by Prudential Securities Group Inc., an indirect wholly-owned subsidiary of Prudential Financial, Inc.

Prudential Securities Group Inc.

    The following replaces in its entirety the information found under this heading on page 73 of the prospectus.

    Prudential Securities Group Inc. acts solely as a holding company. Its principal subsidiary is Prudential Securities, the Trust's selling agent and commodity broker. Prudential Securities Group Inc. is an indirect wholly owned subsidiary of Prudential Financial, Inc., a major financial services company.

Directors And Officers Of The Managing Owner

    The following updates the biographies of the following individuals found under this heading on pages 73 to 74 of the prospectus.

    Alex Ladouceur, born 1960, has been a Director of the managing owner since November 2001 and also has held such position with Seaport Futures since such date. Mr. Ladouceur joined Prudential Securities in August 2001 as Senior Vice President, Head of Global Futures, Foreign Exchange and Metals. He is responsible for all operating activities of Prudential Securities' Futures division including sales and trading, foreign exchange, base and precious metals, and the trading floors. In addition, Mr. Ladouceur has overall responsibility for the Futures and Hedge Fund Group. Mr. Ladouceur joined Prudential Securities from Credit Lyonnais Rouse Ltd. (CLR), where he served as president of their United States operations since 1992 and as a main board director of CLR in London since 1994. In 1998, he was appointed managing director of Global Cash Markets at CLR with responsibility for leading global market-making and sales for OTC products, including structured derivative products. Mr. Ladouceur earned his bachelor's degree in Economics from the University of Calgary in Alberta, Canada, and his master's degree in European Studies from the College of Europe in Bruges, Belgium.

    Thomas T. Bales has been promoted to Senior Vice President of Futures Administration in the Futures Division for Prudential Securities.

    Steven Carlino has been promoted to Senior Vice President of Prudential Securities.

    Guy S. Scarpaci has been promoted to Senior Vice President of the Futures Division.

    Eleanor L. Thomas has been promoted to Senior Vice President of the Futures and Hedge Fund Group at Prudential Securities.

Description And Past Performance Of Other Pools Sponsored By The Managing Owner And Its Affiliates

    The following updates and replaces the information found under this heading in the prospectus on pages 75 to 78.

    Following is a description of the various funds sponsored by the managing owner and its affiliate, Seaport Futures. The January 1, 1996 through November 30, 2001 trading record for the various funds is provided in the performance table and the explanatory notes on the following pages.

Type of Fund                        Name of Fund
Public commodity funds for
which the managing owner is the
general partner (or managing
owner) and the commodity pool
operator:                           Prudential-Bache Capital Return Futures
                                       Fund 2, L.P. (PBCRFF2)
                                    Prudential Securities OptiMax Futures
                                       Fund 2, L.P. (PBOFF2) [e]
                                    Prudential Securities Aggressive Growth
                                       Fund, L.P. (PSAGF) [k]
                                    Diversified Futures Trust I (DFT)
                                    Prudential Securities Strategic
                                       Trust (PRUST) [f]
                                    World Monitor Trust - Series A (WMTA)
                                    World Monitor Trust - Series B (WMTB)
                                    World Monitor Trust - Series C (WMTC)

Non-public commodity funds for
which the managing owner is the
general partner (or the managing
owner) and the commodity
pool operator:                      Signet Partners II, L.P. (SPLP2) [d]
                                    Diversified Futures Trust II (DFTII)
                                    Prudential Securities Foreign Financials
                                       Fund, L.P. (PSFFF) [g]
Offshore investment funds for
which the managing owner is
investment manager (j):             Devonshire Multi-Strategy Fund [h, i]
                                    Prudential-Bache International Futures
                                       Fund A, PLC (PBIFA) [h, n]
                                    Prudential-Bache International Futures
                                       Fund B, PLC (PBIFB) [h]
                                    Prudential-Bache International Futures
                                       Fund C, PLC (PBIFC) [h]
                                    Prudential-Bache International Futures
                                       Fund D, PLC (PBIFD) [h]
                                    Prudential-Bache International Futures
                                       Fund E, PLC (PBIFE) [h, o]
                                    Prudential-Bache International Futures
                                       Fund F, PLC (PBIFF) [h]
                                    Global Equilibrium Fund [h, o]

Public commodity funds for which
Seaport Futures is general partner
and commodity pool operator:        Prudential-Bache Diversified Futures Fund
                                       L.P. (PBDFF)
                                    Prudential-Bache Capital Return Futures
                                       Fund L.P. (PBCRFF) [l]
                                    Prudential-Bache Capital Return Futures
                                       Fund 3, L.P. (PBCRFF3) [k]
                                    Prudential-Bache OptiMax Futures Fund
                                       L.P. (PBOFF) [m]

                                 CAPSULE D

     PERFORMANCE OF OTHER POOLS OPERATED BY PRUDENTIAL SECURITIES FUTURES
                     MANAGEMENT INC. AND AFFILIATE [a]
               (SEE ACCOMPANYING NOTES ON FOLLOWING TWO PAGES)

   NAME OF POOL            TYPE          INCEPTION      AGGREGATE      CURRENT        WORST           WORST
(See abbreviations       OF POOL         OF TRADING    SUBSCRIPTIONS   TOTAL NAV     MONTHLY          PEAK TO
    indicated                                          ($ x 1,000)   ($ x 1,000)    PERCENT          VALLEY
   on prior page)                                                                 DRAW-DOWN [b]    DRAW-DOWN [b]
PBDFF                  3, 5, 6, 8, 10       10/88         29,747        7,237        -12.98           -40.96%
                                                                                      11/01           7/99-9/00

PBCRFF (1)             1a, 3, 5, 7, 8, 10    5/89        137,705        ---          -10.30%           -20.27%
                                                                                      11/98           11/98-4/00

PBCRFF2                1a, 3, 5, 7, 8, 9    10/89        100,000       11,033        -8.72%            -27.59%
                                                                                      4/98            1/98-9/00

PBCRFF3 [k]            1a, 3, 5, 7, 8, 10   5/90          64,863        ---          -11.77%           -23.66%
                                                                                       4/98           12/96-4/98

PBOFF (OPTIMAX) [m]    3, 5, 7, 8, 10, 11   4/96          69,603        ---           -7.82%            -27.23%
                                                                                       10/99           5/99-6/00

PBOFF (OPTIMAX-A)      1, 3, 5, 7, 10, 11   2/91          63,356        ---            -2.53%            -2.53%
                                                                                        2/96             2/96

PBOFF (OPTIMAX-B)      3, 5, 7, 8, 10, 11   2/91          6,247         ---            -4.74%           -20.28%
                                                                                        2/96           8/93-3/96

PBOFF2 (OPTIMAX2) [e]  3, 5, 7, 8, 9, 12    4/97         17,416         ---           -9.08%          -16.58%
                                                                                       4/98          8/97-5/98

PBOFF2 (OPTIMAX2-A)    1, 3, 5, 7, 9, 12    1/92         15,197         ---           -4.68%         -11.42%
                                                                                       12/96         2/96-7/96

PBOFF2 (OPTIMAX2-B)    3, 5, 7, 8, 9, 12    1/92          2,219         ---           -9.27%         -20.94%
                                                                                       2/96           6/95-7/96

PSFFF [g]              2, 4, 6, 8, 9        1/93          4,198         ---           -9.96%          -23.59%
                                                                                       2/99          12/96-5/97

PSAGF [k]              3, 5a, 7, 8, 9       8/93          20,335        ---           -7.65%          -20.42%
                                                                                       10/97         10/98-10/99

DFT                    3, 5a, 6, 8, 9       1/95          65,908        22,845        -14.35%         -36.76%
                                                                                       11/01          7/99-9/00

SPLP2 [d]              2, 4, 7, 8, 9        2/96          1,531         ---            -6.37%          -8.41%
                                                                                        8/97          8/97-1/98

PRUST [f]              3, 5a, 6, 8, 9       5/96          63,403        9,733          -15.84%        -43.34%
                                                                                        4/98          3/99-5/01

PBIFA [h, n]           2, 4, 6, 9, 13       6/96          38,707         ---           -21.94%        -46.41%
                                                                                        2/00          3/99-8/00

PBIFC [h]              2, 4, 6, 9, 13       6/96          35,142        7,595          -9.30%          -47.07%
                                                                                        2/99          1/99-5/01

PBIFB [h]              2, 4, 6, 9, 13       7/96         106,111        28,015         -18.13%         -46.09%
                                                                                        11/01         7/99-9/00

PBIFD [h]              2, 4, 7, 9, 13      10/96          31,318         6,225         -10.22%         -30.18%
                                                                                        2/00          3/99-9/00

PBIFE [h, o]           2, 4, 6, 9, 13       1/97          21,843          ---           -11.39%        -39.57%
                                                                                         4/01         10/98-5/01

PBIFF [h]              2, 4, 6, 9, 13       9/97          43,092        15,597          -17.11%        -27.51%
                                                                                         4/01         10/98-9/00

DFTII                  2, 5, 6, 8, 9        3/97          51,757         9,717          -15.22%        -39.93%
                                                                                         11/01        7/99-9/00

DEVON [h, i]           2, 4, 8, 9, 14       2/98          13,552         ---            -3.88%        -8.55%
                                                                                         4/98         4/98-8/98

GEF [h,o]              2, 4, 7, 8, 9, 15   12/99          29,451         ---            -8.29%        -8.29%
                                                                                         1/00          1/00

WMTA                   3, 5a, 6, 8, 9       6/98          33,979        5,504           -17.46%        -38.99%
                                                                                         4/01         5/99-9/00

WMTB                   3, 4, 6, 8, 9        6/98          29,735       10,425           -11.46%        -27.08%
                                                                                         11/01       10/99-10/00

WMTC                   3, 4, 6, 8, 9        6/98          23,449        5,927           -16.40%        -40.30%
                                                                                         11/01        7/99-6/00

                                 ANNUAL RATE OF RETURN
                      (COMPUTED ON A COMPOUNDED DAILY BASIS) [j]

                       1996          1997         1998         1999          2000           2001
                                                                                       (through 11/30)
PBDFF                  24.81%        9.03%        1.96%       -18.48%        0.06%       -13.42%

PBCRFF (1)              8.58%        7.93%       -1.09%       -11.13%       -6.29%         ---

PBCRFF2                19.10%       11.40%       -7.44%        -5.14%       -2.26%       -12.32%

PBCRFF3 [k]            16.79%       -7.97%      -10.29%        -1.70%        ---           ---

PBOFF (OPTIMAX) [m]    11.68%       17.49%       17.54%        -7.16%      -17.91%         ---

PBOFF (OPTIMAX-A)      -0.41%         ---         ---           ---          ---           ---

PBOFF (OPTIMAX-B)      -1.59%         ---         ---           ---          ---           ---

PBOFF2 (OPTIMAX2) [e]   ---         -3.67%       -9.97%         ---          ---           ---

PBOFF2 (OPTIMAX2-A)     3.88%        0.86%        ---           ---          ---           ---

PBOFF2 (OPTIMAX2-B)     5.24%        0.68%        ---           ---          ---           ---

PSFFF [g]               6.65%       -1.35%       36.68%       -11.00%        ---           ---

PSAGF [k]               7.89%       -2.31%       13.11%       -17.54%        ---           ---

DFT                    23.49%        8.82%        4.80%       -13.48%        9.87%       -10.15%

SPLP2 [d]               9.70%        6.10%       -0.70%         ---          ---           ---

PRUST [f]               3.47%       -0.49%       20.25%         3.35%      -31.01%        -4.85%

PBIFA [h, n]           12.30%       -0.36%       34.14%         3.33%      -42.62%         ---

PBIFC [h]              22.70%       -3.59%       35.42%       -18.91%      -22.86%        -1.80%

PBIFB [h]              28.50%       13.77%        3.49%       -21.61%        9.95%        -1.99%

PBIFD [h]              -1.10%       14.36%       23.87%        -2.00%      -14.71%        -7.26%

PBIFE [h, o]             ---         2.20%       12.23%       -17.26%      -10.22%       -17.61%

PBIFF [h]                ---        -4.60%       47.90%        -6.38%       -2.80%         1.25%

DFTII                    ---         6.26%        6.82%       -17.76%        5.14%       -10.01%

DEVON [h, i]             ---          ---        -7.70%        -1.19%        ---           ---

GEF [h,o]                ---          ---         ---           3.80%        0.67%        -5.65%

WMTA                     ---          ---        -1.69%       -21.42%       -1.93%         0.34%

WMTB                     ---          ---        11.98%         8.62%        0.20%       -12.93%

WMTC                     ---          ---         4.22%        -7.91%       -2.81%       -15.94%

    PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Key to type of pool

1   Principal-protected pool currently
1a  Principal-protected pool initially, but not currently
2   Privately offered pool
3   Publicly offered pool
4   Open ended pool
5   Closed ended pool
5a  Initially open ended, currently closed ended
6   Single advisor pool
7   More than one advisor
8   Non-principal protected pool
9   CPO is Prudential Securities Futures Management Inc.
10  CPO is Seaport Futures Management, Inc.
11 Following the expiration of the principal-protected feature of the A Units on March 31, 1996, the A & B
    Units merged into OptiMax Units on April 1, 1996
12 Following the expiration of the principal-protected feature of the A Units on March 31, 1997, the A & B
    Units merged into OptiMax 2 Units on April 1, 1997
13 Offshore pool offered to Non-U.S. persons authorized and supervised by the Central Bank of Ireland
14  Offshore fund-of-funds offered to Non-U.S. persons.
15 Offshore fund offered to non-U.S. persons trading in both securities and commodities.

[a] All performance is presented as of November 30, 2001
[b] "Worst monthly percent draw-down" means greatest percentage decline in net asset value due since January 1996 to losses sustained by a pool, account, or other trading program from the beginning to the end of a calendar month.
[c] "Worst peak to valley draw-down" means greatest cumulative percentage decline in month-end net asset value since January 1996 due to losses sustained by a pool, account or other trading program during a period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value. "Draw-down" means losses experienced by the pool over a specified period.
[d] Liquidated April 1998
[e] Liquidated May 1998
[f] Name change from Willowbridge Strategic Trust to Prudential Securities
    Strategic Trust during August 1998
[g] Liquidated March 1999.
[h] These are non-U.S. investment funds, which are available only to non-U.S.
    residents. They are organized as investment companies incorporated in non-U.S. jurisdictions. Eligibility notices under CFTC Rule 4.7 have been filed in connection with these funds.
[i] Liquidated May 1999.
[j] Rate of return is calculated each day by dividing net performance by beginning equity. The daily returns are then compounded to arrive at the rate of return for the month, which is in turn compounded to arrive at the annual rate of return.
[k] Liquidated October 1999.
[l] Liquidated April 2000.
[m] Liquidated July 2000.
[n] Liquidated September 2000.
[o] Liquidated June 2001.

          NOTES TO PERFORMANCE TABLE CONTINUED ON FOLLOWING PAGE
     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Notes To Capsule D Continued:

Management Fees, Incentive Fees and Brokerage Commissions

Name of Fund       Management Fee      Incentive Fee       Brokerage Commission
PBDFF              2 (8)               20 (8)              8 (1)
PBCRFF             2 (8)               20 (8)              8
PBCRFF2            2 (2)               20 (2)              8 (2)
PBCRFF3            2                   17                  7.5 (plus transaction costs)
PBOFF              2-3                 17-23               8 (plus transaction costs)
PBOFF2             2-3                 15-20               8 (plus transaction costs)
PSFFF              1.9                 20                  (3)
PSAGF              2                   15-23               8 (plus transaction costs)
DFT                2 (8)               20 (8)              7.75
DFTII              2 (8)               20 (8)              6.75
SPLP2              2.5                 20                  $10 per round-turn
PBIFA              3                   20                  5.75 (plus transaction costs)
PBIFB              2 (8)               20 (8)              5.75 (plus transaction costs)
PBIFC              2                   20                  5.75 (plus transaction costs)
PBIFD              2                   20                  5.75 (plus transaction costs)
PBIFE              2                   20                  5.75 (plus transaction costs)
PSIFF              2                   25                  5.75 (plus transaction costs)
PRUST              .9756-2 (4)         20                  7.5 (4)
DEVON              1 (5)               3.75 (5)            (5)
GEF                2                   20 (6)              (7)
WMTA               2                   23                  7.75
WMTB               2                   20                  7.75
WMTC               2                   20 (9)              7.75

(1) Decreased from 9% to 8% during August 1998.

(2) One of the advisors was terminated at the end of May 2001 and, during July 2001, the assets formerly managed by such adviser were allocated to two of the other advisors to PBCRFF2. This resulted in a decrease in management fees on a portion of the reallocated assets from 4% to 2% and an increase in incentive fees from 15% to 20%; however, one of the advisors to whom assets were reallocated must recoup $964,000, and the other $482,000, in losses on the reallocated assets before earning incentive fees. Brokerage commissions decreased from 8.5% to 8% during August 1998.

(3) Prior to April 1, 1994, PSFFF was charged on a per transaction basis at the rate of $35 per round-turn. From April 1, 1994 through July 25, 1997, PSFFF was charged a flat annual 8% fee, plus general and administrative costs. From July 26, 1997 until its liquidation, PSFFF was charged a flat annual 8.8% fee.

(4) PRUST pays different management fees to each of its trading advisors. One of the advisors was replaced in July 2000, resulting in a decrease from 3% to 2% of the highest management fee paid. The brokerage commission decreased from 7.75% to 7.5% during September 1998.

(5) DEVON only invested in other funds. Accordingly, it did not have a direct brokerage commission expense. However, as an investor in other funds, DEVON paid its pro rata share of management and incentive fees and brokerage commissions paid by those funds. The management and incentive fees shown in this chart only represent the fees paid directly to the managing owner and do not reflect DEVON's pro rata portion of the management and incentive fees in the funds in which it invested.

(6) Incentive fees applicable only to one of GEF's two advisors.

(7) Flat fee equal to 2.25% (plus transaction costs).

(8) Management fee decreased from 4% to 2% and incentive fees increased from 15% to 20%, in each case during October 2000

(9) Decreased from 23% to 20% when the trading advisor was replaced during 2000.

Prudential Securities

    The following is an addition to the information found under this heading on pages 79 to 80 in the prospectus.

Prudential Securities Litigation and Settlements

    In December of 1998, the SEC alleged that Prudential Securities and a branch manager violated Section 15B of the Securities Act of 1933 by failing to reasonably supervise Stuart P. Bianchi, a former Prudential Securities registered representative. On January 29, 2001, the SEC issued an order instituting public administrative and cease and desist proceedings, making findings, imposing remedial sanctions and issuing cease and desist orders against the branch manager and Prudential Securities. The branch manager consented to the payment of a civil penalty in the amount of $15,000 and was suspended from associating with a broker-dealer for two months and from associating with a broker-dealer in a supervisory capacity for a period of nine months. Without admitting or denying the findings, Prudential Securities consented to a censure and the payment of a fine of $800,000.

                    HOW MANAGED FUTURES FIT INTO A PORTFOLIO

Performance Comparisons

    The following updates and replaces information found under this heading in the prospectus on page 121.

    The tables below compare actual returns and statistics for Series D, Series E and Series F with three asset classes, U.S. Stocks, U.S. Bonds and International Stocks, in order to highlight the particular performance characteristics of each series versus traditional asset classes. Of course, past performance is not necessarily indicative of future results.

                      Series D - Bridgewater Associates
                     Aggressive Pure Alpha, Futures Only
                    March 2000 through November 30, 2001
                      Summary Performance Statistics

                                  U.S.         U.S.          Int'l.
                                 Stocks1       Bonds2       Stocks3          WMTD
            Value of $1000       $852          $1,209        $698            $843
     Holding Period Return       (14.78)%       20.86%       (30.19)%        (15.67)%
Monthly Standard Deviation         5.52%         1.06%         4.44%           5.23%
         Maximum Draw-down       (30.48)%       (1.64)%      (36.82)%        (30.20)%
        Months to Recovery          15+           1+           20+             18+
Correlation to U.S. Stocks         1.00          0.12          0.86            (0.02)

                               Series E - Graham Capital
                               Global Diversified Program
                          April 2000 through November 30, 2001
                              Summary Performance Statistics

                                  U.S.         U.S.          Int'l.
                                 Stocks1       Bonds2       Stocks3          WMTE
            Value of $1000       $776          $1,191       $672            $1,291
     Holding Period Return       (22.37)%      19.13%       (32.81)%         29.07%
Monthly Standard Deviation         5.11%        1.08%         4.37%           7.48%
         Maximum Draw-down       (30.48)%      (1.64)%      (36.82)%        (13.65)%
        Months to Recovery         15+           1+            20+            1+
Correlation to U.S. Stocks         1.00         0.19          0.85            0.60

                             Series F - Campbell & Company
                                FME Small Portfolio
                        March 2000 through November 30, 2001
                            Summary Performance Statistics

                                  U.S.         U.S.          Int'l.
                                 Stocks1       Bonds2       Stocks3          WMTF
            Value of $1000       $852          $1,209       $698             $1,035
     Holding Period Return       (14.78)%      20.86%       (30.19)%         3.47%
Monthly Standard Deviation         5.52%        1.06%         4.44%          4.46%
         Maximum Draw-down       (30.48)%      (1.64)%      (36.82)%        (10.36)%
        Months to Recovery         15+           1+           20+             1+
Correlation to U.S. Stocks         1.00         0.12          0.86           (0.54)

----------------------------
1. U.S. Stocks  - Standard & Poor's 500 Stock Index
   (dividends reinvested) an unmanaged weighted index of 500 stocks.
2. U.S. Bonds - Lehman Brothers' Government/Corporate Bond Index
   (coupons reinvested).
   (Sources: Standard & Poor's, Lehman Brothers and Lipper Analytical
    Associates.)
3. International Stocks - Morgan Stanley's EAFE Index (dividends reinvested).

      THESE INDICES ARE REPRESENTATIVE OF EQUITY AND DEBT SECURITIES
       AND ARE NOT TO BE CONSTRUED AS AN ACTIVELY MANAGED PORTFOLIO.

WORLD MONITOR TRUST II



             The date of this supplement is December 19, 2001.


The Trust files annual, quarterly and current reports and other information with the SEC concerning each series. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's internet site at www.sec.gov.

                             PRUDENTIAL (LOGO)